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                                                                       EXHIBIT 1

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

-------------------------------------
                                    )
In re:                              )    Chapter 11
                                    )
BIRMINGHAM STEEL CORPORATION,       )    Case No. 02-11586 (RSB)
BIRMINGHAM SOUTHEAST, L.L.C.,       )    Case No. 02-11587 (RSB)
AMERICAN STEEL & WIRE CORPORATION,  )    Case No. 02-11588 (RSB)
PORT EVERGLADES STEEL CORPORATION,  )    Case No. 02-11589 (RSB)
BIRMINGHAM RECYCLING INVESTMENT     )    Case No. 02-11590 (RSB)
COMPANY,                            )
                                    )    Jointly Administered
                  Debtors.          )
                                    )
-------------------------------------

             THIRD AMENDED AND RESTATED JOINT PLAN OF REORGANIZATION
                   OF BIRMINGHAM STEEL CORPORATION, BIRMINGHAM
              SOUTHEAST, L.L.C, AMERICAN STEEL & WIRE CORPORATION,
                PORT EVERGLADES STEEL CORPORATION AND BIRMINGHAM
                       RECYCLING INVESTMENT COMPANY, UNDER
                       CHAPTER 11 OF THE BANKRUPTCY CODE


                                       John P. Whittington
                                       Patrick Darby
                                       Lloyd C. Peeples, III
                                       Christopher L. Hawkins
                                       BRADLEY ARANT ROSE & WHITE LLP
                                       One Federal Place
                                       1819 Fifth Avenue North
                                       Birmingham, Alabama 35203
                                       (205) 521-8000

                                       - and -

                                       James L. Patton, Jr. (No. 2202)
                                       Michael R. Nestor (No. 3526)
                                       YOUNG CONAWAY STARGATT
                                       & TAYLOR, LLP
                                       The Brandywine Building
                                       1000 West Street, 17th Floor
                                       Wilmington, Delaware 19801
                                       Telephone: (302) 571-6600

                                       Attorneys for Debtors in Possession


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         Birmingham Steel Corporation, Birmingham Southeast, L.L.C., American
Steel & Wire Corporation, Port Everglades Steel Corporation and Birmingham Recycling Investment Company, debtors and debtors-in-possession (the "Debtors") propose the following Joint Chapter 11 Plan (as amended from time to time, the "Plan"). The Plan provides for the sale of substantially all the Debtors' assets, with the liens of the secured creditors in Class 2 (as defined below) to attach to the sale proceeds. Such secured creditors hold liens on substantially all of the assets of the Debtors and the aggregate amount of their claims exceeds the expected amount of the proceeds of the sale of the Debtors' assets. Even though secured parties are not being paid in full pursuant to the Plan, such secured creditors have agreed to pay certain sums to unsecured and other creditors of the Debtors and interest holders of BSC.

                                  INTRODUCTION

         For a discussion of the Debtors' history, business, operations, assets and financial information, and for a summary and analysis of the Plan, all creditors and shareholders should consult the Disclosure Statement accompanying the Plan, including the Exhibits thereto (the "Disclosure Statement").

         No solicitation materials, other than the Disclosure Statement and related materials transmitted therewith, have been approved for use in soliciting acceptances and rejections of the Plan. Nothing in the Plan should be construed as constituting a solicitation of acceptances of the Plan unless and until the Disclosure Statement has been approved and distributed to all holders of Claims and Interests to the extent required by 11 U.S.C ss. 1125.

         All holders of Claims and Interests are encouraged to read carefully the Disclosure Statement and the Plan, each in its entirety, before voting to accept or reject the Plan.


                                   SECTION I.
                     DEFINITIONS AND RULES OF INTERPRETATION

A. DEFINITIONS. A TERM USED AND NOT DEFINED IN THE PLAN AND DEFINED IN THE BANKRUPTCY CODE OR IN THE BANKRUPTCY RULES SHALL HAVE THE MEANING ASSIGNED TO SUCH TERM IN THE BANKRUPTCY CODE OR IN THE BANKRUPTCY RULES. AS USED IN THE PLAN, THE FOLLOWING TERMS HAVE THE RESPECTIVE MEANINGS SPECIFIED BELOW:

         1. 1993 NOTEHOLDERS means entities holding Claims (in their capacities as such) under those certain 10.03% senior notes due December 15, 2005 issued by BSC pursuant to certain Amended and Restated Note Purchase Agreements dated as of October 12, 1999, as amended, in substitution of notes initially issued in 1993, and each of them.

         2. 1995 NOTEHOLDERS means entities holding Claims (in their capacities as such) under those certain (a) 9.71% series A senior notes due December 15, 2002; (b) 9.82% series B senior notes due December 15, 2005; and
(c) 9.92% series C senior notes due December 15, 2005 issued by BSC pursuant to certain Amended and Restated Note Purchase Agreements dated as of October 12, 1999, as amended, in substitution of notes initially issued in 1995, and each of them.

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         3.       ADMINISTRATIVE EXPENSE CLAIM means a Claim against any Debtor for costs and expenses of administration under section 503(b) or 507(b) of the Bankruptcy Code, including: (a) all Claims for the actual and necessary costs and expenses incurred after the Filing Date of preserving the Estates and operating the businesses of the Debtors (such as wages, salaries or commissions for services and payments for goods and other services and leased premises); (b) all fees and charges assessed against the Debtors' Estates under section 1930, chapter 123 of Title 28, United States Code; (c) all DIP Facility Claims; (d) all Bonus Claims; and (e) all Fee Claims.

         4. ADMINISTRATIVE CLAIM RESERVE means a portion of the Gross Proceeds equal to $12,500,000, less the aggregate amount of fees, if any, paid by the Debtors during the pendency of the Cases prior to the Closing Date to CIBC World Markets Corp.

         5. AIR LENDERS means collectively, Bank of America, N.A., Bank of Nova Scotia, General Electric Capital Corporation, Gulf International Bank, Regions Bank, Sumitomo Mitsui Banking Corporation, and UFJ Bank Limited in their capacity as lenders to American Iron Reduction, L.L.C., and each of them.

         6. ALLOWED means, with reference to any Claim or Interest and with respect to the Debtors, (a) any Claim against or Interest in the Debtors that (i) has been listed by the Debtors in their Schedules, as such Schedules may be amended by the Debtors from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent and for which no contrary proof of claim or interest has been filed, or (ii) has been allowed under the Plan, or (iii) has been allowed by Final Order of the Bankruptcy Court, or (iv) as to which a proof of claim has been timely filed in a liquidated amount with the Bankruptcy Court pursuant to the Bankruptcy Code or any order of the Bankruptcy Court, or filed late with leave of the Bankruptcy Court after notice and a hearing, and (b) in respect of which no objection to the allowance of such Claim or Interest has been interposed within any applicable period of limitation fixed by the Bankruptcy Code, the Bankruptcy Rules, a Final Order or other applicable law.

         7. ALLOWED OTHER SECURED CLAIM means an Allowed Secured Claim, other than Allowed Claims in Class 2, determined and Allowed pursuant to section III.C.3 of the Plan.

         8. ASSET PURCHASE AGREEMENT means the Asset Purchase Agreement dated May 30, 2002 by and between Buyer, Nucor Corporation as guarantor and BSC, Birmingham Southeast, L.L.C. and Port Everglades Steel Corporation as sellers, a copy of which (without schedules) is attached as Exhibit A to the Plan and incorporated by reference.(1)

         9. ASSIGNED CONTRACTS means the executory contracts and unexpired leases of the Debtors to be assigned to Buyer pursuant to the Asset Purchase Agreement, as defined in Section 2.01(f) of the Asset Purchase Agreement. A copy of Schedule 2.01(f) of the Asset Purchase Agreement is attached as Exhibit B to the Plan and incorporated by reference.

         10. AVOIDANCE ACTION means any claim or cause of action of the Debtors, or any of them, or the Estates, or any of them, that is or may be the subject of an adversary proceeding under


--------
(1) A copy of the to the Asset Purchase Agreement's schedules are available upon written request to the Debtors' counsel.

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sections 510, 542, 543, 544, 545, 546, 547, 548, 549, 550, 551, or 553 of the
Bankruptcy Code, or other applicable law.

         11. BANK GROUP means the entities holding claims as lenders (in their capacities as such) under the Pre-Petition Credit Agreement.

         12. BANKRUPTCY CODE means title 11 of the United States Code, 11 U.S.C.ss.ss. 101-1330 as amended from time to time.

         13. BANKRUPTCY COURT means the United States Bankruptcy Court for the District of Delaware or any other United States District Court, or unit thereof, exercising jurisdiction over the Cases.

         14. BANKRUPTCY RULES means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under 28 U.S.C.ss. 2075, and the local rules of the Bankruptcy Court, as amended from time to time.

         15. BAR DATE means the date(s) established by the Plan or by a Final Order of the Bankruptcy Court as the final date(s) to file proofs of claim, requests for allowance of an Administrative Expense Claim, or any other notice, objection or other document to evidence, support or seek Allowance of any Claim.

         16. BONUS CLAIMS means Claims entitled to Distributions from the Bonus Reserve Amount.

         17. BONUS RESERVE AMOUNT means an amount up to $1,000,000 for distribution to certain employees of the Debtors, subject to the terms set forth on Exhibit B-5 to the Plan Support Agreement.

         18. BSC means Birmingham Steel Corporation, a Delaware corporation and one of the Debtors.

         19.      BUDGET has the meaning set forth in the Financing Order.

         20. BUSINESS DAY means any day other than a Saturday, Sunday or Legal Holiday.

         21. BUYER means JAR Acquisition Corporation, a Delaware corporation.

         22. CARTERSVILLE ESCROW means the escrow of funds of $3.0 million held by SouthTrust Bank, as Escrow Agent, in connection with the sale of the Cartersville, Georgia facility, pursuant to that certain Indemnification Escrow Agreement dated December 28, 2001, by and among SouthTrust Bank, BSC, BSE and Ameristeel Corporation.

         23. CARTERSVILLE ESCROW CONTRIBUTION means $1.5 million of the funds held in the Cartersville Escrow.

         24. CASES means, collectively, the Debtors' respective cases under chapter 11 of the Bankruptcy Code.

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         25.      CASH means legal tender of the United States of America, which may be conveyed by check or wire transfer.

         26.      CASH COLLATERAL has the meaning set forth in the Financing
Order.

         27. CAUSES OF ACTION means all Claims and causes of action now owned or hereafter acquired by the Debtors or the Estates, or any of them, or which may be maintained by the Debtors or the Estates, or any of them, for the benefit of creditors, whether arising under any contract or under the Bankruptcy Code or other federal or state law, including, without limitation, Avoidance Actions, but excluding claims and causes of action and related recoveries (a) transferred to the Buyer under the terms of the Asset Purchase Agreement; (b) released or waived pursuant to the Plan; (c) constituting a defense, counterclaim or offset to or against any Claim; and (d) constituting rights of recharacterization or subordination released pursuant to the Plan.

         28. CLAIM has the meaning set forth in section 101(5) of the Bankruptcy Code.

         29. CLAIMS OBJECTION BAR DATE means the final date to object to the allowance of Claims pursuant to Section VII.A of the Plan.

         30. CLASS means a category of holders of Claims or Interests as set forth in Section II of the Plan.

         31. CLASS 2 DISTRIBUTION means a distribution by the Distribution Agent from the Class 2 Distribution Amount pursuant to the Plan.

         32. CLASS 2 DISTRIBUTION AMOUNT means (a) the Gross Sale Proceeds; plus (b) the Debtors' Cash as of the Closing Date; plus (c) any amounts paid after the Closing Date under the Asset Purchase Agreement; plus (d) the Secured Party Trust Assets (and the Net Proceeds thereof to the extent liquidated after the Filing Date), plus (e) any assets described in subsections I.58(i), (ii),
(iii) and (iv) of the Plan (and any proceeds thereof); plus (f) any amount of the Cartersville Escrow in excess of the Cartersville Escrow Contribution; plus
(g) the Excess Assets less; (w) the amount required to pay the DIP Facility Claims as set forth in Section III.A of the Plan; (x) the Cure Amounts; (y) the amounts required to pay the Debtors' post-Filing Date payables incurred in accordance with the Budget and unpaid as of the Closing Date pursuant to Section 2(a)(i)(E) of the Plan Support Agreement, as set forth in Section III.A of the Plan; and (z) the Administrative Claim Reserve.

         33. CLASS 4 DIVIDEND means the sum of $17.5 million Cash funded as set forth in Section VI.A.1 of the Plan.

         34. CLASS 5 DIVIDEND has the meaning set forth in Section VI.B.3 of the Plan.

         35.      CLOSING DATE means the Effective Date.

         36. COLLATERAL means any property or interest in property of the estates or the Debtors subject to a Lien to secure the payment or performance of a Claim, to the extent such Lien is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law.

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         37.      COLLATERAL AGENT means SouthTrust Bank, in its capacity as collateral agent under the Omnibus Collateral Agreement.

         38. COMMITTEES means, collectively, each official committee, if any, appointed by the United States Trustee in the Cases pursuant to Section 1102(a) of the Bankruptcy Code.

         39. CONFIRMATION means entry of the Confirmation Order on the Bankruptcy Court's docket in the Cases.

         40. CONFIRMATION DATE means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the Bankruptcy Court's docket in the Cases.

         41. CONFIRMATION HEARING means the hearing held by the Bankruptcy Court to consider confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

         42. CONFIRMATION ORDER means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

         43. CURE AMOUNTS means respective amounts, if any, necessary to cure defaults under the Assigned Contracts pursuant to Section 365(b) of the Bankruptcy Code, as listed in a Schedule to be filed by the Debtors prior to Confirmation as set forth in Section V of the Plan, but excluding any amounts for which the Buyer is obligated, as set forth in the Asset Purchase Agreement, to pay amounts necessary to cure defaults, if any, under certain Assigned Contracts related to the Debtors' Memphis facility.

         44. DEBTORS means the entities identified as debtors and debtors-in-possession on the cover page and in the preamble of the Plan; provided that to the extent Distributions under the Plan occur after the Effective Date, any reference to the Debtors making a Distribution shall be construed as a reference to the Distribution Agent or the Liquidation Trustee, as the case may be.

         45. DIP FACILITY means, collectively, (a) the credit facility arising under the Post-Petition Credit Agreement; and (b) all agreements, instruments and other documents evidencing such indebtedness.

         46. DIP FACILITY CLAIMS means Claims arising from or related to the DIP Facility.

         47. DIP ORDER means that certain Final Order, dated July 12, 2002, authorizing debtors to (i) enter into post-petition financing agreement, (ii) use cash collateral, and (iii) provide adequate protection, grant liens, security interests and superpriority claims.

         48. DISCLOSURE STATEMENT means the disclosure statement that relates to the Plan and is approved by the Court pursuant to section 1125 of the Bankruptcy Code, as such Disclosure Statement may be amended, modified, or supplemented (and all exhibits and schedules annexed thereto or referred to therein).

         49. DISCLOSURE STATEMENT ORDER means the order of the Court approving the Disclosure Statement as containing adequate information pursuant to section 1125 of the Bankruptcy Code.

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         50.      DISPUTED CLAIM means a Claim against the Debtors that is not
Allowed, including:

                  a. if no proof of Claim has been filed by the applicable Bar Date or has otherwise been deemed timely Filed under applicable law: (i) a Claim that is listed on a Debtor's Schedules as disputed, contingent or unliquidated; or (ii) a Claim that is listed on a Debtor's Schedules as other than disputed, contingent or unliquidated, but as to which the applicable Debtor, or any other party in interest with standing to object to claims under the Plan or applicable law, has Filed an objection by the Claims Objection Bar Date, unless such objection has been withdrawn or denied by a Final Order; or

                  b. if a proof of Claim or request for payment of an Administrative Claim has been Filed by the Bar Date or has otherwise been deemed timely Filed under applicable law: (i) a Claim for which a corresponding Claim is listed on a Debtor's Schedules as disputed, contingent or unliquidated; or (ii) a Claim for which an objection has been Filed by the applicable Debtor, or any other party in interest with standing to object to Claims under the Plan or applicable law, by the Claims Objections Bar Date, unless such objection has been withdrawn or denied by a Final Order.

         51. DISTRIBUTION means any distribution pursuant to the Plan to the holders of Allowed Claims or Allowed Interests.

         52. DISTRIBUTION AGENT means the Person designated by the Debtors and approved by the Bankruptcy Court in the Confirmation Order to make distributions pursuant to the Plan and the Plan Support Agreement, and any successor thereto.

         53. DISTRIBUTION ACCOUNT means an account to be established and maintained by the Distribution Agent for the purpose of depositing and making distributions pursuant to the Plan and the Plan Support Agreement.

         54. DISTRIBUTION DATE means any date on which a Distribution is made pursuant to the Plan.

         55.      EFFECTIVE DATE means the day the Sale is closed.

         56. ESTATES means the respective estates created by the commencement of the Cases pursuant to Section 541 of the Bankruptcy Code, including, without limitation, any and all rights, claims and interests of the Debtors and any and all interests in their property, whether real, personal or mixed, rights, causes of action, Avoidance Actions, avoidance powers or extensions of time that the Debtors or their estates shall have had effective as of the commencement of either of the Cases, or which such estate acquired after the commencement of the Cases, whether by virtue of sections 544, 545, 546, 547, 548, 549, 550, 551, and 553 of the Bankruptcy Code or otherwise.

         57. EXCESS ASSETS has the meaning set forth in Section VI.B.3 of the Plan.

         58. EXCLUDED ASSETS has the meaning set forth in the Asset Purchase Agreement; provided, however, that Excluded Assets as used in this Plan does not include (i) claims and rights related to Excluded Liabilities (as defined in the Asset Purchase Agreement),
(ii) rights of Sellers (as defined in the Asset Purchase Agreement) under the Asset Purchase Agreement and the Plan Support Agreement, (iii) cash and bank accounts, and (iv) corporate minute books, stock records and related documents and tax records.

         59. EXCULPATED PARTIES has the meaning set forth in Section VI.C.4 of the Plan.

         60. FEE CLAIM means a Claim for compensation or reimbursement of expenses under Sections 327, 328, 330, 331 503(b) or 1103 of the Bankruptcy Code including compensation requested pursuant to section 503(b)(3) and (4) of the Bankruptcy Code for substantial contribution in the Cases.

         61. FILED, FILED OR FILING means filed, filed, or filing with the Bankruptcy Court or its designee in the Cases.

         62. FILING DATE means June 3, 2002, the date of the Filing of the petitions commencing the Cases.

         63. FINAL CLASS 4 DISTRIBUTION DATE means the date of the last Distribution of the Class 4 Dividend under the Plan for and on account of any Allowed Class 4 Claim.

         64. FINAL ORDER means an order or judgment (a) as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending; or (b) as to which any right to appeal, move for a stay pending appeal, petition for certiorari, reargue, or rehear shall have been waived in writing in form and substance satisfactory to the Debtors or, (c) in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order shall have been denied by the highest court to which such order was appealed, or certiorari, reargument or rehearing shall have been taken and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure or Bankruptcy Rules 9023 or 9024 may be filed with respect to such order shall not cause such order not to be a final order.

         65. FINANCING ORDERS means the Interim and Final Orders of the Bankruptcy Court approving the Post-Petition Credit Agreement and authorizing the Debtors to use cash collateral and incur indebtedness under the DIP Facility, as amended or supplemented from time to time prior to the Confirmation Date.

         66. FIRST DISTRIBUTION DATE means a Business Day, as determined by the Debtors, as soon as practicable after the Closing Date, but at least one (1) Business Day after the Collateral Agent makes the Class 2 Distribution to the holders of Allowed Claims in Class 2 pursuant to the Plan.

         67. GROSS SALE PROCEEDS means the actual Cash proceeds paid by the Buyer upon closing of the Sale.

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         68.      INDENTURE TRUSTEE means First Union Bank in its capacity as trustee under the Trust Indenture, and its successors in such capacity.

         69. INFORMAL GROUP has the meaning set forth in the Plan Support Agreement.

         70. INITIAL TRUST DISTRIBUTION DATE means a Business Day, as determined by the Liquidation Trustee, as soon as practical after the Closing Date, but at least one (1) Business Day after the funding of the Class 4 Dividend in the Liquidation Trust pursuant to Section VI.B of the Plan.

         71. INSURED PARTIES has the meaning set forth in Section X.B of the Plan.

         72. INTERCREDITOR AGREEMENT means (i) that certain Amended and Restated Collateral Agency and Intercreditor Agreement (re: October 12, 1999) dated as of May 15, 2000 among BSC, the Collateral Agent named therein and the Secured Parties named therein, as amended, and (ii) that certain Amended and Restated Collateral Agency and Intercreditor Agreement (re: November 12, 1999) dated as of November 12, 1999 among BSC, the Collateral Agent named therein and the Secured Parties named therein, as amended.

         73. INTERCOMPANY CLAIMS means any and all Claims of one of the Debtors against any other of the Debtors, whether or not evidenced by an instrument or other writing and including, without limitation, any account reflecting intercompany book entries as between the Debtors or any of them.

         74. INTERCOMPANY INTERESTS means any and all Interests of one of the Debtors in any other of the Debtors

         75. INTEREST means any ownership interest in the Debtors, including but not limited to the rights of the holders of common stock or preferred stock (in their capacities as such), or other equity in the Debtors, including the rights of any entity to purchase or demand the issuance of any of the foregoing, including: (a) conversion, exchange, voting, participation, and dividend rights; (b) liquidation preferences; (c) stock options, call rights, warrants and put rights; and (d) share-appreciation rights and restricted stock purchase rights.

         76. LENDER WARRANTS means the warrants to purchase shares of BSC treasury stock for the purchase price of one cent ($0.01) per share under that certain Warrant Agreement dated as of May 15, 2000, as amended.

         77.      LEGAL HOLIDAY has the meaning set forth in Bankruptcy Rule
9006(a).

         78. LIEN has the meaning set forth in section 101(37) of the Bankruptcy Code.

         79. LIQUIDATION TRUST means the trust established on the Effective Date pursuant to Section VI.A of the Plan.

         80. LIQUIDATION TRUSTEE means the Person appointed by the Debtor pursuant to Section VI.A.3 of the Plan to administer and act as trustee of the Liquidation Trust.

         81. MEMPHIS EQUIPMENT means the equipment leased by BSC from the Owner Trustee pursuant to the Memphis Equipment Lease.

         82. MEMPHIS EQUIPMENT LEASE means that certain Equipment Lease Agreement dated as of September 30, 1997 by and between BSC and the Owner Trustee, as amended and supplemented.

         83. MEMPHIS EQUIPMENT NOTEHOLDERS means entities holding Claims (in their capacities as such) under those certain notes dues November 10, 2012 issued by the Owner Trustee

         84. MEMPHIS IDB BONDHOLDERS means entities holding Claims (in their capacities as such) under those certain revenue bonds in the aggregate amount of $26.0 million issued by the Industrial Development Board of the City of Memphis and the County of Shelby, Tennessee under Section 7-53-1, et. seq. of the Tennessee Code Annotated pursuant to that certain Loan Agreement dated as of October 1, 1996 between BSC and the Industrial Development Board of the City of Memphis and the County of Shelby, Tennessee.

         85. NET PROCEEDS means such amounts collected from the sale or liquidation of assets after payment of all costs and expenses of such sale or liquidation, including, without limitation, attorney's fees.

         86. OFFICERS mean, collectively, the officers and directors of the Debtors at any time prior to or after the Confirmation Date, and each of them, together with any officer of the Debtors appointed to discharge the Debtors' duties under the Plan.

         87. OFFICERS' AND DIRECTORS' CONTRIBUTION has the meaning set forth in Section VI.B.3 of the Plan.

         88. OMNIBUS COLLATERAL AGREEMENT means that certain Omnibus Collateral Agreement dated as of October 12, 1999 together with that certain Omnibus Collateral Agreement dated as of November 12, 1999, as amended, including all supporting all guaranty, security, pledge, mortgage and other agreements.

         89. OTHER PRIORITY CLAIM means any Claim against any Debtor that is entitled to priority under Section 507(a) of the Bankruptcy Code (other than Administrative Expense Claims or Priority Tax Claims).

         90. OTHER SECURED CLAIM means a Secured Claim identified on the Other Secured Claim Schedule or any supplement thereto; provided, however, that to the extent such Claim is secured by collateral to which the Collateral Agent holds a security interest, such Claim shall be an Other Secured Claim only if the Lien of the holder of such Claim is entitled to priority over the Lien of Collateral Agent under applicable law.

         91. OTHER SECURED CLAIM ESTIMATE means, with respect to each Other Secured Claim, the related Collateral and the estimated amount thereof as set forth on the Other Secured Claim Schedule.

         92. OTHER SECURED CLAIM SCHEDULE means Exhibit B to this Plan, as it may be modified, amended, or supplemented from time to time.

         93. OWNER TRUSTEE means J.P. Morgan Trust Co., in its capacity as owner trustee under the Memphis Equipment Lease, the Trust Indenture and related documents, as amended, and its successors in such capacity.

         94. PERSON has the meaning set forth in section 101(41) of the Bankruptcy Code.

         95. PLAN means this joint chapter 11 plan of the Debtors, including, without limitation, all documents referenced herein and all exhibits, supplements, appendices and schedules hereto, either in its present form or as the same may be altered, amended or modified from time to time.

         96. PLAN SUPPORT AGREEMENT means that certain Plan Support Agreement dated as of May 30, 2002 attached to the Plan as Exhibit C and incorporated by reference, as may be amended from time to time pursuant to its terms.

         97. PNC means PNC Bank, Kentucky, Inc. in its capacity as issuer of that certain letter of credit dated October 8, 1996 for the benefit of the Memphis IDB Bondholders and as the holder of a Claim under that certain Reimbursement Agreement with BSC dated October 1, 1996, as amended, pursuant to which BSC agreed to reimburse any draws on such letter of credit.

         98. POST-EFFECTIVE DATE RESERVE means (i) the sum of $500,000.00 to pay the reasonable fees, costs and expenses of the Liquidation Trust and the Distribution Agent in accordance with the Plan including, without limitation, all fees and expenses of professionals retained by the Liquidation Trust and
(ii) the right to use the claims and rights related to Excluded Liabilities (as defined in the Asset Purchase Agreement) and corporate minute books, stock records and related documents and tax records, without prejudice to the rights of holders of Allowed Claims in Class 2 to use such assets as more particularly described in Section VI.B.6 of the Plan.

         99. POST-PETITION AGENT means Bank of America as the administrative agent under the Post-Petition Credit Agreement.

         100. POST-PETITION CREDIT AGREEMENT means that certain Post-Petition Credit Agreement among BSC, certain of its subsidiaries, Bank of America, N.A., as Administrative Agent, and the lenders party thereto, dated as of May 30, 2002.

         101. PRE-PETITION AGENT means Bank of America as the administrative agent under the Pre-Petition Credit Agreement.

         102. PRE-PETITION CREDIT AGREEMENT means that certain Credit Agreement dated as of March 17, 1997 by and between the Pre-Petition Agent, the Bank Group and BSC, as amended.

         103. PRIORITY TAX CLAIM means any Claim against any Debtor of a governmental unit of the kind specified in sections 502(i) or 507(a)(8) of the Bankruptcy Code.

         104. PRO RATA means proportionally, so that with respect to an Allowed Claim or Allowed Interest, the ratio of (a)(i) the amount of property distributed on account of a particular Allowed Claim or Allowed Interest to (ii) the amount of the Allowed Claim or Allowed Interest is equal to the ratio of
(b)(i) the amount of property distributed on account of all Allowed Claims or Allowed Interests of the Class in which the particular Allowed Claim or Allowed Interest is included to (ii) the amount of all Claims or Interests in that Class (including Disputed Claims and Disputed Interests, until disallowed).

         105. REJECTION DAMAGES CLAIMS means all Claims against any Debtor for damages arising or asserted under Section 365(g) of the Bankruptcy Code or Bankruptcy Rule 3002(c)(4) as a result of the rejection of an executory contract or unexpired lease by the Debtors, or any of them, pursuant to Section 365(a) of the Bankruptcy Code, excluding (a) Claims of the Memphis Equipment Noteholders arising from the rejection of the Memphis Equipment Lease; and (b) Severance and Retirement Claims.

         106. RELEASORS has the meaning set forth in Section VI.C of the Plan.

         107. RELEASED CLAIMS has the meaning set forth in Section VI.C of the Plan.

         108. RELEASED PARTIES has the meaning set forth in Section VI.C of the Plan.

         109. SALE means the sale of substantially all of the assets of the Debtors (excluding the Excluded Assets) to Buyer pursuant to the Asset Purchase Agreement.

         110. SCHEDULES means the schedules of assets and liabilities, the list of holders of Interests and the statements of financial affairs filed by the Debtors under section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, and all amendments and modifications thereto through the Confirmation Date.

         111. SECURED CLAIM means the portion of any Claim against any Debtor, determined in accordance with section 506(a) of the Bankruptcy Code, as of the Confirmation Date, that is (a) secured by a valid, perfected and unavoidable Lien, to the extent of the value of the creditor's interest in the Debtor's interest in the subject Collateral or (b) subject to offset under
Section 553 of the Bankruptcy Code, to the extent of the amount subject to offset.

         112. SECURED PARTY TRUST ASSETS means the Excluded Assets (other than Unencumbered Causes of Action) plus the Cartersville Escrow Contribution. For the avoidance of doubt, the Secured Party Trust assets shall include, without limitation, the proceeds of any class action lawsuit described in
Section VI.B.4 of the Plan.

         113. SEVERANCE AND RETIREMENT CLAIMS means all executive and employee severance, and executive and employee benefit and retiree Claims, including any Claims in respect of stay or retention programs, incentive plans, accelerated vesting, accelerated benefits of any other kind, any other payments not part of recurring salaries and wages, and any payments made with respects to accrued vacation claims that have to be paid at Closing in excess of $250,000 (other than (i) the ordinary course bonuses payable in August 2002 and not to exceed $1,800,000 in cash, as further described on Exhibit B-2 to the Plan Support Agreement, (ii) the ordinary course bonuses payable in Company stock, and (iii) such payments made with respect to Section 2
(a)(i)(E)(4) to the Plan Support Agreement, subject to the terms set forth on Exhibit B-3 to the Plan Support Agreement).

         114. TRADE CLAIM means a Claim arising from the provision of goods or services to the Debtors in the ordinary course of the Debtors' business.

         115. TRUST AGREEMENT means the agreement to be executed as of the Effective Date establishing the Liquidation Trust pursuant to the Plan, which shall be filed with the Bankruptcy Court not later than ten (10) days prior to the hearing on the Disclosure Statement.

         116. TRUST INDENTURE means that certain Trust Indenture and Security Agreement (Birmingham Steel Trust No. 97-1) dated as of September 30, 1997 by and between the Owner Trustee and the Indenture Trustee, as amended, pursuant to which the Owner Trustee collaterally assigned its payment rights under the Memphis Equipment Lease and the Memphis Equipment to the Memphis Equipment Noteholders.

         117. UNENCUMBERED CAUSES OF ACTION means Avoidance Actions and all other Causes of Action, if any, not subject to the Liens securing Claims in Class 2.

         118. UNSECURED CLAIM means any Claim against the Debtor that is not an Administrative Expense Claim, Other Priority Claim, Priority Tax Claim, or Secured Claim.

B.       RULES OF INTERPRETATION.

         1. COMPUTATION OF TIME. In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

         2. RULES OF CONSTRUCTION. Unless otherwise provided herein, for purposes of the Plan: (a) whenever appropriate from the context, each term, whether stated in the singular or the plural, shall include both the singular and the plural; (b) any reference in the Plan to a contract, instrument, release or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (c) any reference in the Plan to an existing document or exhibit means such document or exhibit as it may have been or may be amended, modified or supplemented from time to time and shall include all addenda, exhibits and schedules attached thereto or referenced therein; (d) unless otherwise specified, any reference to an entity as a holder of a Claim or an Interest includes that entity's successors, assigns and affiliates; (e) unless otherwise specified, all references to sections and articles are references to sections of or to the Plan; (f) unless otherwise specified, all references in the Plan to exhibits are references to exhibits of or to the Plan or the Disclosure Statement; (g) the words "herein," "hereunder" or "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan; (h) captions and headings to articles, sections and exhibits are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretations of the Plan; and (i) unless otherwise specified, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply.

         3. GOVERNING LAW. Except to the extent that the Bankruptcy Code or Bankruptcy Rules are applicable, and subject to the provisions of any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State in which the Bankruptcy Court resides, without giving effect to the principles of conflicts of laws thereof.

                                  SECTION II.
                     CLASSIFICATION OF CLAIMS AND INTERESTS

         Claims and Interests (excluding unclassified Administrative Expense Claims and Priority Tax Claims) shall be classified as set forth in this Section II of the Plan.

         A Claim or Interest shall be deemed classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of the Claim or Interest qualifies within the description of such different Class. A Claim or Interest is in a particular Class only to the extent that such Claim or Interest is Allowed in that Class and has not been paid or otherwise settled prior to the Effective Date. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims, and Priority Tax Claims have not been classified but shall be treated as set forth in Section III.A of the Plan.

A.       UNIMPAIRED CLASSES.

         1. CLASS 1 - ALLOWED OTHER PRIORITY CLAIMS. Class 1 shall consist of Allowed Other Priority Claims.

B.       IMPAIRED CLASSES.

         1. CLASS 2 - SECURED CLAIMS OF PARTIES TO THE OMNIBUS COLLATERAL AGREEMENT AND THE INTERCREDITOR AGREEMENT. Class 2 shall consist of the Allowed Secured Claims of each party to the Omnibus Collateral Agreement and the Intercreditor Agreement, in their capacities as such, including the 1993 Noteholders, the 1995 Noteholders, the Bank Group, the Indenture Trustee (as assignee of the Owner Trustee for the benefit of the Memphis Equipment Noteholders), the Owner Trustee, PNC and the Collateral Agent.

         2. CLASS 3 - OTHER SECURED CLAIMS. Class 3 shall consist of all Allowed Secured Claims other than Allowed Secured Claims in Class 2, including the Claims identified on the Other Secured Claim Schedule.

         3. CLASS 4 -UNSECURED CLAIMS. Class 4 shall consist of Allowed Claims of (a) the AIR Lenders; (b) the holders of Rejection Damages Claims; and
(c) the holders of any other Allowed Unsecured Claim, including, without limitation, the Claims of each party to the Omnibus Collateral Agreement and the Intercreditor Agreement to the extent such Claims are Unsecured Claims by operation of Section 506(a) of the Bankruptcy Code.

         4. CLASS 5 - INTERESTS. Class 5 shall consist of Interests in BSC, other than the Lender Warrants.

         5. CLASS 6 - LENDER WARRANTS. Class 6 shall consist of Interests in BSC that are Lender Warrants.

         6. CLASS 7 - INTERCOMPANY CLAIMS. Class 7 shall consist of Intercompany Claims.

         7. CLASS 8 - INTERCOMPANY INTERESTS. Class 8 shall consist of Intercompany Interests.

                                  SECTION III.
                        TREATMENT OF CLAIMS AND INTERESTS

         No Claim or Interest shall entitle the holder thereof to a Distribution of Cash or to other consideration pursuant to the Plan unless, and only to the extent that, such Claim or Interest is an Allowed Claim or Allowed Interest. Except as otherwise provided in the Plan or an order of the Bankruptcy Court, all Distributions of Cash on account of Allowed Claims and Allowed Interests shall be made on the Distribution Date(s). NOTWITHSTANDING THE TREATMENT OF HOLDERS OF CLAIMS AND INTERESTS AGAINST OR IN THE DEBTORS UNDER THE PLAN, CERTAIN SUMS WILL BE PAID TO HOLDERS OF UNSECURED CLAIMS AND HOLDERS OF INTERESTS IN BSC FROM THE PROCEEDS OF THE SALE RECEIVED BY THE HOLDERS OF ALLOWED CLAIMS IN CLASS 2. SUCH PAYMENTS ARE PAID BY THE HOLDERS OF ALLOWED CLASS 2 CLAIMS FROM THEIR RECOVERIES IN THESE CASES, AS MORE PARTICULARLY SET FORTH IN SECTION VI OF THE PLAN.

A.       UNCLASSIFIED CLAIMS.

         1.       ADMINISTRATIVE EXPENSE CLAIMS.

                  (a) ORDINARY COURSE LIABILITIES. Allowed Administrative Expense Claims arising from liabilities incurred by the Debtors, or any of them, in the ordinary course of business (including, without limitation, Trade Claims arising after the Filing Date, employee wage and benefit Claims arising after the Filing Date, Fee Claims accruing monthly under any order of the Bankruptcy Court approving the employment of a professional or approving the employment of professionals in the ordinary course of business, claims of utilities arising after the Filing Date, Claims of government units for taxes, fees, licenses and other similar charges arising after the Filing Date, and Claims arising after the Filing Date under executory contracts and unexpired leases with respect to which the Debtors have not filed a motion to reject, if any) shall be paid by the Debtors, on and after the Confirmation Date (to the extent not already paid by the Debtors in the ordinary course of their businesses), from (i) the proceeds of Cash Collateral or (ii) the proceeds of the DIP Facility or (iii) to the extent unpaid as of the Closing Date, subject to the allowance provisions in
Section III.A.1(f) of the Plan, Cash on the Closing Date from the Gross Sale Proceeds pursuant to Section 2(a)(i)(E) of the Plan Support Agreement; in each event, according to the terms and conditions of the particular transaction or agreement giving rise to such Administrative Expense Claims without further order or proceedings or other action by the holders of such Administrative Expense Claims, the Debtors or any other party in interest. Without limitation of the foregoing, the Debtors shall pay current all amounts coming due after the Confirmation Date and before the Closing Date under the Assigned Contracts in the ordinary course of business from the proceeds of Cash Collateral or the proceeds of the DIP Facility.

                  (b) STATUTORY FEES. Administrative Expense Claims for fees payable pursuant to 28 U.S.C. ss. 1930 arising before the Confirmation Date, as determined by the Bankruptcy Court at the Confirmation Hearing, will be paid in full in Cash by the Debtors, on or before the Effective Date, from the proceeds of Cash Collateral or the proceeds of the DIP Facility. Administrative Expense Claims for statutory fees payable pursuant to 28 U.S.C. ss. 1930 arising after the Confirmation Date, if any, will be paid by the Debtors, on or before the Closing Date, from the proceeds of Cash Collateral or the proceeds of the DIP Facility.

                  (c) DIP FACILITY CLAIMS. Unless otherwise agreed to by the holder of an Allowed Administrative Expense Claim that consists of a DIP Facility Claim (in which event, such other agreement shall govern), each holder of an Allowed DIP Facility Claim shall be paid by the Debtors Cash on the Closing Date equal to the amount of such Allowed DIP Facility Claim. Claims for payment pursuant to paragraph 26 of the DIP Order, including estimates for fees and expenses to be incurred after the Closing Date, shall be deemed Allowed DIP Facility Claims and Allowed Administrative Expense Claims.

                  (d) BONUS CLAIMS. Unless less favorable treatment is otherwise agreed to by the holder of an Allowed Administrative Expense Claim that consists of a Bonus Claim (in which event, such other agreement shall govern), each holder of a Bonus Claim shall be paid by the Distribution Agent from the Bonus Reserve Amount in accordance with the terms of the Plan Support Agreement.

                  (e) FEE CLAIMS. Except as provided by prior order of the Bankruptcy Court allowing the employment of professionals in the ordinary course of business, professionals or other entities asserting a Fee Claim must file and serve on the Debtors and such other entities as are designated by the Bankruptcy Rules, the Confirmation Order or other Final Order of the Bankruptcy Court, an application for final allowance of compensation and reimbursement of expenses no later than thirty (30) days after the Confirmation Date. Holders of Fee Claims that are required to file and serve applications for final allowance of their Fee Claims and that do not file and serve such applications by the required deadline shall be forever barred from asserting such Claims against the Debtors or their respective property, and such Fee Claims shall be deemed discharged as of the Effective Date. Objections to an application for allowance of a Fee Claim must be filed and served on the Debtors, the Informal Group, each of the Committees and the applicant no later than twenty (20) days after the filing of the application for allowance of such Fee Claim. Allowed Fee Claims shall be paid by the Debtors from the proceeds of Cash Collateral or the proceeds of the DIP Facility no later than fifteen (15) Business Days after the allowance of such Fee Claims in accordance with the Bankruptcy Court order allowing such Fee Claim and any other applicable order of the Bankruptcy Court, including, without limitation, the Financing Order; provided, however, any Allowed Fee Claim unpaid as of the Effective Date shall be paid on the Effective Date or, if later, the fifteenth (15th) Business Day after such Fee Claim becomes Allowed, Cash from the Administrative Claim Reserve in an amount equal to such Allowed Fee Claim.

                  (f) OTHER ADMINISTRATIVE EXPENSE CLAIMS. Subject to the allowance procedures set forth herein, unless less favorable treatment is otherwise agreed to by the holder of an Allowed Administrative Expense Claim (in which event, such other agreement shall govern), each holder of an Allowed Administrative Expense Claim not otherwise paid pursuant to this

Section III.A of the Plan or pursuant to applicable orders of the Bankruptcy Court, shall be paid by the Debtors on the Closing Date or, if later, no later than the fifteenth (15th) Business Day after such Claim becomes Allowed, Cash from the Administrative Claim Reserve in an amount equal to such Allowed Administrative Expense Claim.

                  Requests for payment of an Administrative Expense Claim under this Section III.A.1(f) other than Fee Claims arising before the Effective Date must be filed and served on the Debtors, the Informal Group, and each of the Committees, pursuant to procedures set forth in the Confirmation Order, no later than ten (10) days after the Effective Date. Each such request for payment of an Administrative Expense Claim must include, at a minimum, (i) the name of the holder of the Claim, (ii) the amount of the Claim, (iii) the basis for the Claim, and (iv) documents evidencing or supporting the Claim. Failure to timely and properly file a request for payment of an Administrative Expense Claim as set forth herein shall result in the Administrative Expense Claim being forever barred and discharged. Objections to any such request may be made by the Debtors or any party in interest and such objections, if any, must be filed and served on the Debtors, the Informal Group, each of the Committees and the requesting party by the later of twenty (20) days after the Effective Date or twenty (20) days after the filing of the applicable request for payment.

         2. PRIORITY TAX CLAIMS. Unless less favorable treatments is otherwise agreed to by the holder of an Allowed Priority Tax Claim (in which event, such other agreement shall govern), each holder of an Allowed Priority Tax Claim shall be paid by the Distribution Agent on the Effective Date or, if later, on the fifteenth (15th) Business Day after such Claim becomes Allowed, Cash from the Administrative Claim Reserve in an amount equal to such Allowed Priority Tax Claim.

B.       TREATMENT OF UNIMPAIRED CLASS.

         1. CLASS 1 -- ALLOWED OTHER PRIORITY CLAIMS. Unless less favorable treatment is otherwise agreed to by the holder of an Allowed Other Priority Claim (in which event, such other agreement shall govern), each holder of an Allowed Class 1 Claim shall be paid by the Distribution Agent on the Effective Date or, if later, on the fifteenth (15th) Business Day after such Claim becomes Allowed, Cash from the Administrative Claim Reserve in an amount equal to the amount of such Allowed Class 1 Claim. Claims in Class 1 are not impaired under the Plan. Therefore, pursuant to section 1126(f) of the Bankruptcy Code, the holders of Claims in Class 1 conclusively are presumed to have accepted the Plan and are not entitled to vote.

C.       TREATMENT OF IMPAIRED CLASSES.

         1. CLASS 2-- SECURED CLAIMS OF PARTIES TO THE OMNIBUS COLLATERAL AGREEMENT AND INTERCREDITOR AGREEMENT.

                  (a) After confirmation, the holders of Claims in Class 2 shall retain the Liens securing such Claims to the extent of the Allowed amount of such Claims, including without limitation the Liens on (i) claims and rights related to Excluded Liabilities (as defined in the Asset Purchase Agreement),
(ii) rights of Sellers (as defined in the Asset Purchase Agreement) under the Asset Purchase Agreement and the Plan Support Agreement, (iii) cash and bank accounts, and (iv) corporate minute books, stock records and related documents and tax records. Upon the closing of the Sale, such Liens shall also attach to the Class 2 Distribution Amount, subject to the terms and conditions set forth in the Plan.

                  (b) In full and final settlement and discharge of Class 2 Claims against the Debtors, the Collateral Agent on account of each holder of an Allowed Class 2 Claim, shall receive (i) on the Closing Date, and from time to time thereafter (if applicable), the Class 2 Distribution Amount; and (ii) upon payment of all Claims payable from such reserve in accordance with the Plan, the unused portions, if any, of the Administrative Claim Reserve.

                  (c) Pursuant to section 1126(a) of the Bankruptcy Code, holders of Claims in Class 2 are entitled to vote to accept or reject the Plan.

                  (d) Notwithstanding any other provisions of the Plan, as of the Effective Date, the Claims of each holder of a Class 2 Claim shall be deemed Allowed without defense, set off, offset, right of recoupment or counterclaim.

         2.       CLASS 3 -- OTHER SECURED CLAIMS.

                  (a) Each holder of an Other Secured Claim shall, on or before ten (10) days prior to the Confirmation Hearing, File and serve on the Debtors and the Informal Group a written objection to the Other Secured Claim Estimate, attaching all back-up and supporting documentation, to the extent that the holder of such Claim asserts that such holder's Claim is secured by any other or additional property of the Estates or the amount of the Other Secured Claim Estimate is incorrect. If no objection is timely Filed and served, the description of the Collateral in the Other Secured Claim Schedule and the Other Secured Claim Estimate shall be binding for all purposes in these Cases upon the holder of such Claim and shall be an Allowed Secured Claim in the amount set forth in the Other Secured Claim Schedule. Each Person that holds a Claim that is not set forth in the Other Secured Claim Schedule that asserts an interest in any property of the Estates or otherwise asserts a Secured Claim shall, on or before ten (10) days prior to the Confirmation Hearing, File and serve on the Debtors and the Informal Group a written objection to the exclusion of such Person from the Other Secured Claim Schedule, attaching all back-up and supporting documentation, to the extent that such Person asserts that such Person's Secured Claim is secured by any property of the Estates. If a Person asserts an interest in any property of the Estates and such Person is not set forth in the Other Secured Claim Schedule and such Person shall have failed to File and serve an objection to the Other Secured Claim Schedule as set forth herein at least ten (10) days prior to the Confirmation Hearing, (i) such Person shall be deemed for all purposes in these Cases to have waived and released its interest in any property of the Debtors' estates; and (ii) such Person shall be deemed to be a holder of a Class 6 Claim.

                  (b) In full and final satisfaction and discharge of all Class 3 Claims, if any, to the extent not previously paid, each holder of an Allowed Class 3 Secured Claim shall receive on the Effective Date or, if later, the fifteenth (15th) Business Day after such Claim becomes an Allowed Claim:

                           (i) if the Collateral securing such Claim is in the Excluded Assets (and to the extent not already received by such holder), the Collateral securing such Claim without representation, warranty or recourse; or

                           (ii) if the Collateral securing such Claim is not included in the Excluded Assets, Cash equal to the amount of such Allowed Claim from the Administrative Claim Reserve; provided the aggregate amount of payments pursuant to this Section III.C.2(b)(ii) of the Plan shall not exceed $500,000.00 without the consent of the Informal Group.

         3.       CLASS 4 - UNSECURED CLAIMS.

                  (a) On the Initial Trust Distribution Date, holders of Allowed Class 4 Claims will receive a Pro Rata payment of the Class 4 Dividend, with a retention in an amount sufficient to distribute to any contested but unresolved Class 4 Claims in accordance with Sections VII.A.2 and VII.B.8 of the Plan; provided however, (i) that the claims of each of the Secured Parties (as defined in the Intercreditor Agreement and solely in their capacity as Secured Parties pursuant to that agreement) who are parties to the Omnibus Collateral Agreement and the Intercreditor Agreement included in Class 4 by operation of
Section 506(a) of the Bankruptcy Code shall be subordinated to all other Allowed Claims in Class 4 for the purposes of distribution of the Class 4 Dividend only from the Liquidation Trust; (ii) there shall be no distribution of the Class 4 Dividend on account of Severance and Retirement Claims or on account of any portion of any Class 4 Claim paid after the Filing Date.

                  (b) Pursuant to Section 1126(a) of the Bankruptcy Code, holders of Allowed Claims in Class 4 are entitled to vote to accept or reject the Plan.

                  (c) Notwithstanding any other provisions of the Plan, conditioned upon the compliance of the AIR Lenders with the Stipulation By and Between the Debtors, the AIR Lenders and the Official Committee of Unsecured Creditors and Filed with the Bankruptcy Court September 9, 2002, as of the Effective Date, the Claims of the AIR Lenders shall be deemed Allowed unsecured claims without defense, setoff, offset, right of recoupment or counterclaim, in the total, aggregate amount of $115.0 million.

         4.       CLASS 5--INTERESTS.

                  (a) The Class 5 Interests shall be cancelled as of the Effective Date. The holders of Interests in Class 5 shall not receive or retain any Distribution or other property on account of such Interests.

                  (b) Pursuant to Section 1126(g) of the Bankruptcy Code, holders of Allowed Interests in Class 5 are deemed to have rejected the Plan and are not entitled to vote to accept or reject the Plan.

         5.       CLASS 6 --LENDER WARRANTS.

                  (a) The Lender Warrants shall be cancelled as of the Effective Date. The holders of Interests in Class 6 shall not receive or retain any Distribution or other property on account of such Interests.

                  (b) Pursuant to Section 1126(g) of the Bankruptcy Code, holders of Interests in Class 6 are deemed to have rejected the Plan and are not entitled to vote to accept or reject the Plan.

         6.       CLASS 7 - INTERCOMPANY CLAIMS.

                  (a) The holders of Class 7 Claims shall not receive or retain any Distribution or other property on account of such Claims.

                  (b) Pursuant to Section 1126(g) of the Bankruptcy Code, holders of Claims in Class 7 are deemed to have rejected the Plan and are not entitled to vote to accept or reject the Plan.

         7.       CLASS 8 - INTERCOMPANY INTERESTS.

                  (a) The holders of Class 8 interests shall not receive or retain any Distribution or other property on account of such Interests.

                  (b) Pursuant to Section 1126(g) of the Bankruptcy Code, holders of Interests in Class 8 are deemed to have rejected the Plan and are not entitled to accept or reject the Plan.

                                   SECTION IV.
               SALE OF ASSETS PURSUANT TO ASSET PURCHASE AGREEMENT

         Confirmation of the Plan shall constitute approval of the Sale pursuant to the terms of the Asset Purchase Agreement, which terms are incorporated into the Plan by reference. Without limitation, the Sale shall be free and clear of all liens, claims, encumbrances and other interest pursuant to Section 363(f) of the Bankruptcy Code, with all such liens, claims, encumbrances and other interests attaching to the Gross Proceeds subject to the terms and conditions of the Plan. The Confirmation Order shall contain such terms and provisions as necessary to effectuate the Sale pursuant to Section 363(f) of the Bankruptcy Code in accordance with the terms and conditions of the Plan. The Confirmation Order shall authorize and direct the Debtors to take all actions and steps necessary or appropriate to consummate the Sale as soon as reasonably practicable on the terms and conditions set forth in the Asset Purchase Agreement and the Plan. The Sale shall occur on the Closing Date. The only conditions to the closing of the Sale shall be as set forth in the Asset Purchase Agreement. At closing, the Debtors shall direct the Buyer to pay the Gross Sale Proceeds as follows: (1) an amount equal to the DIP Facility Claims to the Post-Petition Agent for the account of the lenders party to the Post-Petition Credit Agreement; (2) an amount equal to the Administrative Claim Reserve to the Distribution Agent; (3) an amount equal to the Cure Amounts to the Distribution Agent; (4) the amounts required to pay the Debtors' post-Filing Date payables incurred in accordance with the Budget and unpaid as of the Closing Date pursuant to Section 2(a)(i)(E) of the Plan Support Agreement to the Distribution Agent; and (5) the balance to the Collateral Agent on account of each holder of an Allowed Class 2 Claim. The Debtors further shall direct the Buyer to pay to the Collateral Agent on account of each holder of an Allowed Class 2 Claim any amounts paid after the Closing Date under the Asset Purchase Agreement.

                                   SECTION V.
              TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.       ASSUMPTION.

         1. ASSET PURCHASE AGREEMENT. Pursuant to Section 1123(b)(2) of the Bankruptcy Code, Confirmation of the Plan shall constitute the assumption by the Debtors of the Asset Purchase Agreement pursuant to Section 365(a) of the Bankruptcy Code, which assumption shall be referenced by an order separate from the Confirmation Order.

         2. PLAN SUPPORT AGREEMENT. If the Bankruptcy Court has not approved the assumption of the Plan Support Agreement prior to Confirmation, pursuant to Section 1123(b)(2) of the Bankruptcy Code, Confirmation of the Plan shall constitute the assumption by the Debtors of the Plan Support Agreement pursuant to Section 365(a) of the Bankruptcy Code, which assumption shall be referenced by an order separate from the Confirmation Order.

         3. ASSIGNED CONTRACTS. Pursuant to Section 1123(b)(2) of the Bankruptcy Code, the Assigned Contracts shall be deemed assumed by the Debtors pursuant to Section 365(a) of the Bankruptcy Code as of the Effective Date and assigned to the Buyer pursuant to Section 365(f) of the Bankruptcy Code as of the Effective Date. Before the hearing on approval of the Disclosure Statement, the Debtors shall file a schedule of Cure Amounts. The schedule of Cure Amounts is attached as Exhibit C to the Disclosure Statement and shall be served with the Disclosure Statement and Plan on (a) all counterparties to the Assigned Contracts and (b) all other parties receiving service of the Disclosure Statement pursuant to Bankruptcy Rule 3017(d). Objections to the assumption and assignment of the Assigned Contracts, including any objection to the Cure Amounts, shall be Filed and served in accordance with the time limits and procedures set forth in the order approving the Disclosure Statement. Failure to File and serve an objection as set forth in the order approving the Disclosure Statement shall constitute a waiver of any objection and consent to assumption and assignment of the Assigned Contracts, including any objection to the Cure Amounts (which shall be deemed conclusive, except to the extent amended by the Debtors in writing prior to the Confirmation Hearing).

B.       REJECTION.

         Pursuant to section 1123(b)(2) of the Bankruptcy Code, except for those executory contracts and unexpired leases assumed pursuant to the Plan or as to which the Debtors have filed prior to the Confirmation Date a motion to assume and assign or a motion to reject, all executory contracts and unexpired leases to which the Debtors are or were a party and not previously rejected or assumed and assigned pursuant to prior order of the Bankruptcy Court, including, without limitation, all executive and employee severance, benefit and retiree plans, contracts and agreements (including, but not limited to all stay or retention programs, incentive plans, accelerated vesting plans, accelerated benefit plans, and any other plan, agreement, contract or document relating to or providing for payments to executives or employees not part of recurring salaries and wages), are deemed rejected pursuant to Section 365(a) of the Bankruptcy Code as of the Effective Date.

         Each party to an executory contract or unexpired lease rejected pursuant to the Plan (and only such entities) asserting a Rejection Damages Claim shall file, not later than thirty (30) days following the Confirmation Date, a proof of such Claim; provided, however, that (1) the Bar Date established for Rejection Damages Claims in this Section V.B of the Plan shall not apply to Persons that may assert a Claim on account of an executory contract or unexpired lease that was rejected by the Debtors before Confirmation for which a prior Bar Date was established; (2) any Person asserting a Rejection Damages Claim that does not timely file a proof of claim in accordance with the Plan shall be forever enjoined and barred from asserting such Claim against any of the Debtors or any property of the Estates; and (3) the Severance and Retirement Claims shall be deemed Allowed as general, unsecured Class 4 Claims arising prior to the Filing Date under Section 365(g) of the Bankruptcy Code, subject, however, to the provisions of Sections VI.B.1(b) and III.C.3(a) of the Plan and the Plan Support Agreement.


                                   SECTION VI.
                             IMPLEMENTATION OF PLAN

A.       LIQUIDATION TRUST.

         1. LIQUIDATION TRUST. The Liquidation Trust shall be established and shall become effective on the Effective Date. All Distributions to the holders of Allowed Class 4 Claims shall be from the Liquidation Trust. The Liquidation Trust shall hold and administer the following assets:

                  (a) the Unencumbered Causes of Action and the Secured Party Trust Assets (and the Net Proceeds thereof to the extent liquidated after the Filing Date), which shall be deemed assigned by the Collateral Agent or the Debtors, as applicable, to the Liquidation Trust on the Effective Date for distribution in accordance with this Section VI; and

                  (b) the Class 4 Dividend, which shall be funded only in accordance with this Section VI.A.1 of the Plan, for the benefit of the holders of Allowed Class 4 Claims and for distribution in accordance with this Section VI of the Plan.

                  The Class 4 Dividend shall be (a) held by the Liquidation Trustee in the Liquidation Trust for the exclusive benefit of the holders of Allowed Class 4 Claims; (b) distributed Pro Rata exclusively to the holders of Allowed Class 4 Claims (other than Severance and Retirement Claims, Claims to the extent paid after the Filing Date, and the Claims of each of the Secured Parties - as defined in the Intercreditor Agreement and solely in their capacity as Secured Parties pursuant to that Agreement - who are parties to the Omnibus Collateral Agreement and the Intercreditor Agreement included in Class 4 by operation of Section 506(a) of the Bankruptcy Code) on the terms and conditions set forth in the Plan; and (c) shall be funded as follows: (i) $10.0 million Cash from the Plan Support Payment; (ii) $7.3 million Cash from the PSA Equity Dividend pursuant to Section VI.B.3 of the Plan; and (iii) $200,000.00 Cash from the Officers' and Directors' Contribution.

         2. TRUST DISTRIBUTIONS. Distributions from the Liquidation Trust shall be made by the Liquidation Trustee as follows:

                  (a) as soon as reasonably practicable after the liquidation thereof, the Net Proceeds from the liquidation of the Unencumbered Causes of Action and the Secured Party Trust Assets shall be distributed Pro Rata to the holders of rights or Claims arising out of Class 5 Interests as they existed immediately prior to the Effective Date; provided, however, that such Net Proceeds in excess of $7.3 million, if any, shall be paid to the Collateral Agent for distribution to the holders of Allowed Class 2 Claims in accordance with the Intercreditor Agreement; and

                  (b) on the Initial Trust Distribution Date, the Class 4 Dividend shall be distributed Pro Rata to the holders of Allowed Class 4 Claims, subject to Section III.C.3 of the Plan.

                  The claims of each of the Secured Parties (as defined in the Intercreditor Agreement and solely in their capacity as Secured Parties pursuant to that agreement) who are parties to the Omnibus Collateral Agreement and the Intercreditor Agreement included in Class 4 by operation of Section 506(a) of the Bankruptcy Code shall be subordinated to all other Allowed Claims in Class 4 for the purposes of distribution only from the Liquidation Trust of the net proceeds of the assets assigned to the Liquidation Trust for the benefit of the holders of Allowed Class 4 Claims. There shall be no distribution of the Class 4 Dividend on account of Severance and Retirement Claims or on account of any portion of any Class 4 Claim paid after the Filing Date.

         3.       LIQUIDATION TRUSTEE.

                  (a) APPOINTMENT. Not less than ten (10) days before the hearing on the Disclosure Statement, the Debtors shall appoint the Liquidation Trustee. The Debtors shall have sole authority to designate the Person to serve as Liquidation Trustee. The appointment of the Liquidation Trustee shall be effective as of the Effective Date. Successor Liquidation Trustee(s) shall be appointed as set forth in the Trust Agreement.

                  (b) TERM. Unless the Liquidation Trustee resigns or dies earlier, the Liquidating Trustee's term shall expire upon the distribution of all assets of the Liquidation Trust.

                  (c) POWERS AND DUTIES. The Liquidation Trustee shall have the rights and powers set forth in the Trust Agreement, a copy of which shall be filed no later than ten (10) days prior to the hearing on the Disclosure Statement including, but not limited to, the powers of a debtor-in-possession under Sections 1107 and 1108 of the Bankruptcy Code; provided, however, the Liquidation Trustee shall have no authority to operate the Debtors' business. The Liquidation Trustee shall be governed in all things by the terms of the Trust Agreement and the Plan. Without limitation, the Liquidation Trustee shall administer the Liquidation Trust, and its assets, and make Distributions from the proceeds of the Liquidation Trust in accordance with the Plan and the Plan Support Agreement. In addition, the Liquidation Trustee shall, in accordance with the terms of the Plan, take all actions necessary to wind down the affairs of the Debtors consistent with the Plan and applicable non-bankruptcy law. Without limitation, the Liquidation Trustee shall (a) file final federal, state and, to the extent applicable, local, tax returns; (b) dissolve the Debtors and their subsidiaries in accordance with state law; and (c) take such steps as necessary under the Securities Act of 1933 in the Securities and Exchange Act of 1934, or other applicable state securities laws, to discontinue BSC's status as a publicly traded company and to finally discharge any and all reporting requirements and other obligations to the Securities and Exchange Commission. The fees and expenses of the Liquidation Trustee related to winding down the affairs of the Debtor pursuant to the Plan shall be paid from the Post-Effective Date Reserve.

                  (d) FEES AND EXPENSES. From the Effective Date forward, the Liquidation Trustee's compensation shall be as agreed to by the Debtors, the Informal Group and the Liquidation Trustee. Compensation of the Liquidation Trustee and the Liquidation Trustee's costs and expenses (including, without limitation, professional fees and expenses) shall be paid (i) from the Post-Effective Date Reserve to the extent such costs and expenses arise out of or relate to winding down the affairs of the Debtor pursuant to the Plan; and
(ii) from the proceeds of the liquidation of the Unencumbered Causes of Action and the Secured Party Trust Assets to the extent such costs and expenses arise out of or relate to the liquidation of such assets. Without limitation of the forgoing, the Liquidation Trustee shall pay, without further order, notice or application to the Court, the reasonable fees and expenses of the Debtors' professionals, as necessary to discharge the Liquidation Trustee's duties under the Plan, and the Committee's counsel, to the extent necessary to discharge the Committee's remaining duties, if any, under Section VII.A.1 of the Plan. Payments to the Liquidation Trustee shall not require notice to any party, or an order of the Bankruptcy Court approving such payments. No portion of the Class 4 Dividend shall be used to pay any fees or expenses of the Liquidation Trustee or the Liquidation Trust.

                  (e) RETENTION OF PROFESSIONALS AND COMPENSATION PROCEDURE. Upon the Effective Date, the Liquidation Trustee may engage such professionals and experts as may be deemed necessary and appropriate by the Liquidation Trustee to assist the Liquidation Trustee in carrying out the provisions of the Plan. For services performed from and after the Effective Date, professional Persons engaged by the Liquidation Trustee shall receive compensation and reimbursement of expenses in a manner to be determined by the Liquidation Trustee.

                  (f) DURATION OF EXISTENCE. The Liquidation Trust under this Plan shall continue to exist until entry of a Final Order by the Bankruptcy Court closing the Bankruptcy Cases pursuant to Section 350(a) of the Bankruptcy Code. As soon as practicable after the last distribution under the Plan is made, the Liquidation Trustee shall seek entry of a Final Order closing the Bankruptcy Cases pursuant to Section 350 of the Bankruptcy Code.

                  (g) COMPROMISING CLAIMS. Pursuant to Bankruptcy Rule 9019(b) and the Plan, the Liquidation Trustee is authorized to approve, compromises of the Causes of Action and Disputed Claims or other Claims or actions against the Debtors or their affiliates in accordance with the following conditions:

                           (i) The Liquidation Trustee shall be authorized and empowered to settle a Claim or Cause of Action and execute necessary documents, including a stipulation of settlement or release, without notice to any party and without further order of the Bankruptcy Court if the Allowed amount of such Claim or proceeds from such Cause of Action will be less than $75,000.

                           (ii) If the Allowed amount of a Claim or proceeds from a Cause of Action is to be greater than $75,000, the Liquidation Trustee shall be authorized and empowered to settle such Claim and execute necessary documents, including a stipulation of settlement or a release, only upon motion to and approval by the Bankruptcy Court, with not less than ten
                                    (10) Business Days notice of the hearing on such motion to the parties required by Bankruptcy Rule 2002.

                  (h) OTHER TRANSFERS. Except as expressly set forth in the Plan, the Liquidation Trustee shall administer the Class 4 Dividend for the exclusive benefit of the holders of Allowed Class 4 Claims and the Unencumbered Causes of Action and the Secured Party Trust Assets for the benefit of the holders of rights and Claims arising out of Class 5 Interests as they existed immediately prior to the Effective Date and the holders of Allowed Class 2 Claims on the terms and conditions set forth in the Plan; provided, however, on the Effective Date, any Secured Party Trust Assets in which a holder of a Class 3 Claim holds an interest senior to the Liens securing Class 2 Claims shall be assigned by the Liquidation Trustee to the Distribution Agent for administration in accordance with Section III.C.2 of the Plan.

         4. CANCELLATION OF EQUITY INTERESTS. Upon the Effective Date all outstanding shares of the Debtors shall be cancelled and extinguished and all certificates representing Interests in the Debtors, their subsidiaries, and any of them, shall become void without the need for further action. Immediately following such cancellation and extinguishment, one (1) share of each of the Debtor's common stock shall be issued to the Liquidation Trustee.

         5. VESTING OF ASSETS. On the Effective Date, any assets of the Estates not otherwise treated by the Plan shall vest in the Liquidation Trust and shall thereafter be administered, liquidated (by sale, collection, recovery or other disposition), and/or distributed by the Liquidation Trust in accordance with the terms of the Trust Agreement and the Plan.

         6. BOARD OF DIRECTORS. On the Effective Date, except as contemplated by Exhibit B-5 to the Plan Support Agreement, all officers, directors and managers of the Debtors, as applicable, shall resign and shall be discharged from any further duties and responsibilities in such capacity and the Liquidation Trustee shall assume all such duties and responsibilities. The cost of the employment as contemplated by Exhibit B-5 to the Plan Support Agreement (and any necessary related overhead) shall be paid out of the Post Effective Date Reserve and the Liquidation Trustee is directed to make such payments when due.

         7. CORPORATE AUTHORITY. The Confirmation Order shall constitute full and complete corporate authority for the Debtors, and the Liquidation Trustee to the extent acting for the Debtors, to take all other actions which may be necessary, useful or appropriate to consummate the Plan without any further corporate or judicial authority.

         8. DEBTORS' EXISTENCE. Following the Effective Date, the Debtors shall continue in existence solely for the purpose of effectuating the Plan. After the final distribution is made with respect to a Debtor, the Liquidating Trustee shall take whatever actions are necessary to dissolve or permit the dissolution of the Debtor in question as soon as practicable. On and after the Effective Date, the Debtors' remaining assets and affairs shall be managed by the Liquidation Trustee. After the Effective Date, the Liquidation Trustee shall cooperate with the Debtors, holders of Allowed Claims in Class 2 and the Secured Party Representative (as defined in the Plan Support Agreement), with respect to preserving and protecting any rights of Debtors, the Collateral Agent and the holders of Allowed Claims in Class 2 under the Asset Purchase Agreement.

B.       DISPOSITION OF PROPERTY.

         1. SECURED PARTIES PAYMENTS PURSUANT TO PLAN SUPPORT AGREEMENT. Immediately upon receipt by the Collateral Agent of the initial payout of the Class 2 Distribution Amount to the Collateral Agent, the Collateral Agent shall distribute to the holders of Allowed Class 2 Claims according to the terms of the Intercreditor Agreement the initial payout of the Class 2 Distribution Amount less $43.5 million (such $43.5 million being the "Plan Support Payment"), Upon the receipt by the Collateral Agent of the initial payout of the Class 2 Distribution Amount, the Collateral Agent shall deliver the Plan Support Payment to the Distribution Agent.


                  Simultaneously with the distribution of the Class 2 Distribution Amount (less the Plan Support Payment) by the Collateral Agent to the holders of Allowed Class 2 Claims according to the terms of the Intercreditor Agreement (provided, however, that any delay in distributions to the holders of Allowed Class 2 Claims arising out of or related to any disputes by or among the holders of Allowed Class 2 Claims or the Collateral Agent shall not delay any distribution by the Distribution Agent), or as soon as practicable thereafter, the Distribution Agent shall distribute:

                  (a) the sum of $10.0 million to the Liquidation Trustee to be held in the Liquidation Trust for the benefit of the holders of Class 4 Claims and to fund, in part, the Class 4 Dividend;

                  (b) the sum of $17 million for the account of and for distributions to holders of Severance and Retirement Claims on the terms and conditions set forth in Section 2(a)(i)(E)(1)(b) of the Plan Support Agreement and in satisfaction of such Claims; provided, however, any Cash not paid to holders of such Claims as allocated pursuant to Section 2(a)(i)(E)(1)(b) of the Plan Support Agreement shall be paid to the Collateral Agent for the benefit of holders of Allowed Class 2 Claims twenty-five (25) months after the Effective Date;

                  (c) the sum of $15.0 million (the "PSA Equity Dividend") to the Distribution Agent for the account of all rights and Claims related to or arising out of Class 5 Interests as they existed immediately prior to the Effective Date and for distribution pursuant to Section VI.B.3 of the Plan;

                  (d) the Post-Effective Date Reserve to the Liquidation Trustee (to be held in a segregated account that shall not be part of the Liquidation Trust) to be administered pursuant to the Plan; provided, however, upon payment of all Claims payable from the Post-Effective Date Reserve, any unused portion of the Post-Effective Date Reserve shall be paid to the Collateral Agent for the benefit of holders of Allowed Class 2 Claims; and

                  (e) the sum of up to $1.0 million to the holders of Bonus Claims in accordance with the terms of the Plan and the Plan Support Agreement; provided, that, if not all of the Bonus Reserve Amount is earned pursuant to Exhibit B-5 of the Plan Support Agreement, any remaining amount after all required payments are made shall be turned over to the Collateral Agent for distribution to the holders of Allowed Class 2 Claims.

         2. ASSIGNMENT OF TRUST AND OTHER ASSETS. On the Effective Date the Debtors and the Collateral Agent, as applicable, shall be deemed to have assigned to the Liquidation Trust for the benefit of the holders of rights and Claims related to or arising out of Class 5 Interests as they existed immediately prior to the Filing Date and the holders of Allowed Class 2 Claims, without representation, warranty or recourse, (a) the Net Proceeds of the liquidation, after the Filing Date, of the Unencumbered Causes of Action; (b) to the extent not liquidated before the Effective Date the Unencumbered Causes of Action; (c) the Net Proceeds of the liquidation, after the Filing Date, of the Secured Party Trust Assets; and (d) to the extent not liquidated before the Effective Date, the Secured Party Trust Assets.

         3. DISTRIBUTIONS FOR THE ACCOUNT OF RIGHTS AND CLAIMS RELATED TO OR ARISING OUT OF CANCELLED CLASS 5 INTERESTS.

                  (a) Notwithstanding any other provision of the Plan, and subject to the terms and conditions of the Plan Support Agreement, the following shall be distributed Pro Rata on account of and in full and final satisfaction of all rights and Claims related to or arising out of Class 5 Interests as they existed immediately prior to the Effective date: (a) on the Initial Trust Distribution Date, the Distribution Agent shall distribute Pro Rata to the holders of such rights and Claims a portion of the PSA Equity Dividend equal to $7.7 million (the "Class 5 Dividend"), subject to the Officer and Director Contribution, as defined below; and (b) as soon as practicable after the liquidation of the Unencumbered Causes of Action and the Secured Party Trust Assets, the Liquidation Trustee shall distribute Pro Rata to the holders of such rights and Claims, the Net Proceeds of the liquidation of the Unencumbered Causes of Action and the Secured Party Trust Assets; provided, however, that such Net Proceeds in excess of $7.3 million and all assets of any non-debtor Affiliate (as defined in Section 101 of the Bankruptcy Code) of the Debtors and the Net Proceeds thereof, if any, (the "Excess Assets"), if any, shall be paid to the Collateral Agent pursuant to Section VI.A.2(a) of the Plan. Notwithstanding anything to the contrary in the preceding sentence, the Liquidation Trustee shall pay to the Collateral Agent the Net Proceeds of the Cartersville Escrow to the extent that such proceeds exceed the amount of the Cartersville Escrow Contribution.

         (b) Simultaneously with the distribution of the Class 2 Distribution Amount (less the Plan Support Payment) by the Collateral Agent to the holders of Allowed Class 2 Claims according to the terms of the Intercreditor Agreement (provided, however, that any delay in distributions to the holders of Allowed Class 2 Claims arising out of or related to any disputes by or among the holders of Allowed Class 2 Claims or the Collateral Agent shall not delay any distribution by the Distribution Agent), or as soon as practicable thereafter, the Distribution Agent shall pay a portion of the PSA Equity Dividend equal to $7.3 million to the Liquidation Trustee for the benefit of the holders of Allowed Class 4 Claims and to fund, in part, the Class 4 Dividend. The Officers and Directors that are Released Parties shall pay the aggregate sum of $200,000.00 (the "Officers and Directors Contribution") to the Liquidation Trustee for the benefit of holders of Allowed Class 4 Claims to fund, in part, the Class 4 Dividend. As additional consideration for the releases provided in the Plan, such Officers and Directors shall further waive Claims with respect to certain ordinary course bonuses earned after the Filing Date (not including Bonus Claims) in the aggregate amount of $436,000.00.

         4. RETENTION OF CLASS ACTION CLAIMS. Notwithstanding any other provision of the Plan, the Debtors shall retain as their own property any cause of action in which the Debtors, or any of them, is a named class representative, or a putative named class representative, in any pending Cause of Action. Upon confirmation of the Plan, Debtor shall designate one or more of its officers or directors (the "Designee") to be responsible for and make all decisions concerning the prosecution and settlement of any such Cause of Action. The Designee shall have full authority to act as the Debtor and shall be the Debtor for such limited purposes. The Designee shall pay over all proceeds of such cause of action payable to Debtor to the Liquidation Trustee, but only after such Causes of Action are fully litigated or otherwise resolved. The Liquidation Trustee shall then disburse those proceeds in accordance with the other provisions of this Plan. The Designee shall be entitled to reasonable compensation for his services in this regard, but only from the proceeds payable to the Debtor from any such Causes of Action.

         5. SALE OF ASSETS BY LIQUIDATION TRUST. Notwithstanding any other provision of the Plan, on the Effective Date or as soon as practicable thereafter, the Liquidation Trustee, on behalf of the Liquidation Trust for the benefit of the holders of Claims arising out of or related to Class 5 Interests as they existed immediately prior to the Effective Date and for the benefit of holders of Allowed Class 2 Claims, shall sell (a) the Unencumbered Causes of Action, excluding only those class actions in which the Debtors, or any of them, is a named class representative or putative class representative as described in
Section VI.B.4 of the Plan; (b) the Secured Party Trust Assets; and (c) the Net Proceeds collected by the Designee pursuant to Section VI.B.4 of the Plan.

         6. REMAINING SECURED PARTY ASSETS. Subject to the rights and duties of the Liquidation Trustee in the Plan and the Trust Agreement, as and to the extent instructed by the Informal Group, the Liquidation Trustee shall hold and assert for the benefit of holders of Allowed Class 2 Claims any rights of the Debtors in respect of the assets described in Subsection I.58(i), (ii),
(iii) and (iv) of the Plan (except for rights pertaining to the Debtors' Cash as of the Closing Date). The members of the Informal Group (including, each of their predecessors and successors in interest and their respective general and limited partners, officers, directors, employees, agents, attorneys, professionals and other representatives) shall neither have nor incur any liability to any Person or Entity for any act taken or omitted to be taken in connection with this Section VI.B.6 of the Plan.

C.       DISCHARGE, RELEASE, WAIVER AND INJUNCTION.

         1. FULL AND FINAL SATISFACTION. The treatment of Claims and Interests provided in the Plan shall be in full and final satisfaction, settlement and discharge of all liabilities of, Claims against, or Interests in the Debtors, and each of them, and their respective present Officers, directors, employees, agents, advisors, attorneys, accountants, insurers and other representatives. Except as provided in the Plan or the Confirmation Order, the rights afforded under the plan will be in exchange for and in complete satisfaction, discharge and release of all Claims and liabilities and termination of all Interests arising on or before the Effective Date, including any interest accrued after the Filing Date. Without limitation of the foregoing, Confirmation shall constitute a judicial determination that the Debtors, and each of them, have made provision for all Claims of such entities within the meaning of Delaware Code Annotated, title 8, section 281, and all similar provisions in any other state or federal statute applicable to the dissolution of the Debtors.

         2. MUTUAL RELEASE. In consideration of the funding of the Plan and the other mutual covenants and agreements contained in the Plan and in the Plan Support Agreement (and with regard to the releases in favor of the relevant officers and directors, specifically conditioned upon the payment of the Officers' and Directors' Contribution as provided herein), as of the Effective Date, the Debtors, each holder of an Allowed Claim in Class 2, the Buyer, their respective predecessors and successors in interest, general and limited partners, other affiliates and each and every Person claiming a right in a derivative capacity in their behalf, and each of the officers, directors, shareholders, members, agents, employees, professionals and other representatives of the foregoing, but excluding officers and directors of the Debtors who resigned before the Filing Date (collectively, the "Released Parties"), irrevocably and unconditionally release, remise and forever discharge one another from any and all direct, indirect or derivative Claims, obligations, suits, actions, causes of actions, liabilities, obligations, demands, damages, judgments, orders, decrees, rights of contribution and indemnification or other right to payment, and other disputes or controversies of every kind, type, nature, description, whether known or unknown, foreseen or unforeseen, fixed or contingent, matured or unmatured, liquidated or unliquidated, existing or hereafter arising in law, equity or otherwise, related to or connected with the Debtors, or any of them, the Cases, Sale, the Plan, the Plan Support Agreement, or the management, operation, business, legal or financial affairs of the Debtors, or any of them, before or after the Filing Date, including, without limitation, Avoidance Actions and any legal or equitable Claim for Tort, Fraud, Contract, Breach of Fiduciary or other duty or violation of federal securities law, but excluding rights under the Plan, the Plan Support Agreement and the Asset Purchase Agreement, and rights and claims of holders of Claims in Class 2 against non-debtor affiliates of the Debtors (the "Released Claims").

         3. WAIVER AND RELEASE. In consideration of Distributions and other treatment provided under the Plan, the Plan shall, as of the Effective Date, constitute a waiver and release of the Released Parties in respect of the Released Claims by any and all Persons who have accepted the Plan or have received a Distribution or other treatment under the Plan and their respective officers, directors, shareholders, members, agents, employees, representatives, predecessors, successors, heirs, assigns and any Person claiming a right in a derivative capacity in their behalf (the "Releasors"), and each Releasor shall
(a) irrevocably and unconditionally release, remise and forever discharge each Released Party from any and all Released Claims; and (b) waive the Released Claims and be deemed to have forever covenanted with each Released Party not to sue, make demand or claim, commence, conduct or continue any suit, action, cause of action, or proceeding of any kind, or otherwise seek any payment, damages or other recovery from any Released Party for the Released Claims.

         4. EXCULPATION. From and after the Confirmation Date, (a) the Debtors; (b) all Officers, and all other agents, employees, professionals, and representatives of the Debtors; (c) each holder of an Allowed Class 2 Claim (in their capacities as such); (d) the parties to the Plan Support Agreement (in their capacities as such); (e) the Buyer (in its capacity as such); (f) the Collateral Agent; (g) the Liquidation Trustee; (h) the Distribution Agent; and
(i) the Committee, all its members and its professionals (collectively, with each of their predecessors and successors in interest and their respective general and limited partners, officers, directors, employees, agents, professionals and other representatives, the "Exculpated Parties") shall neither have nor incur any liability to any Person or Entity for any act taken or omitted to be taken in connection with or related to the formulation, preparation, dissemination, implementation, administration, Confirmation or Consummation of the Plan, the Disclosure Statement or any contract, instrument, release or other agreement or document created or entered into in connection with the Plan, including the Plan Support Agreement, or any other act taken or omitted to be taken in connection with the Cases or the Sale; provided, however, that the foregoing provisions of the Article X.E shall have no effect on the liability of any Person or Entity that results from any such act or omission that is determined in a Final Order to have constituted gross negligence or willful misconduct. From and after the Confirmation Date, all Persons are permanently enjoined from commencing or continuing in any manner, any suit, action or other proceeding, on account of or respecting any claim, obligation, debt, right, cause of action, remedy or liability released or to be released against an Exculpated Party pursuant to the Plan.

         5. INJUNCTION. The Confirmation Order will provide that all Persons are enjoined from and after the Confirmation Date from, in each case, with respect to the Released Claims (a) suing, making demand or claim, commencing, conducting or continuing in any manner, directly or indirectly, any suit, action, cause of action, or other proceeding of any kind against or affecting the Released Parties, or otherwise seek any payment, damages, or other recovery from the Released Parties, or any of them, any property of the Released Parties, any direct or indirect transferee or successor of the Released Parties, and any property of any such transferee or successor, except for the payment and other obligations under the Plan; (b) enforcing, levying, attaching, collecting or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree or order against the Released Parties, and each of them, any property of the Released Parties, any direct or indirect transferee or successor of the Released Parties and any property of any such transferee or successor, except for the payment and other obligations under the Plan; (c) asserting any right of setoff or subrogation directly or indirectly, against any obligation due the Released Parties; (d) creating, perfecting, or enforcing any Lien, encumbrance or charge against property with respect to the Released Claims; (e) acting or proceeding in any manner that does not conform or comply with the provisions of the Plan; or (f) attempting to enjoin or otherwise prevent the Collateral Agent, the Distribution Agent or the Liquidation Trustee from making any distribution or payment required by the Plan or the Plan Support Agreement or challenging any such distribution or payment after it is made, except that the holders of Allowed Claims in Class 2 may enforce the Intercreditor Agreement.

         6. RESERVATION OF POLICE AND REGULATORY POWERS OF GOVERNMENTAL UNITS. Notwithstanding any other provision in the Plan, the discharges, releases, exculpations and injunctions provided in the Plan shall not preclude any action or proceeding by a governmental unit to enforce such governmental unit's police or regulatory power.

         7. INSURANCE CLAIMS FOR PERSONAL INJURY OR WRONGFUL DEATH CLAIMS. Notwithstanding any other provision of the Plan, the discharges and injunctions contained in the Plan shall not prejudice or impair any right of the holder of any personal injury or wrongful death Claim to collect from any insurer of the Debtor or the insurer of any agent of the Debtor under any applicable property, liability or casualty insurance policy.

D.       POST-CLOSING ADMINISTRATION.

         From and after the Effective Date, the Liquidation Trustee shall fulfill the specific duties assigned in accordance with the Plan. The Debtors or the Liquidation Trustee shall execute, deliver, file or record such documents, instruments, releases and other agreements, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

E.       DISTRIBUTION AGENT.

         The Distribution Agent shall be appointed as of the Effective Date and perform the duties set forth in the Plan. The Distribution Agent shall be compensated from the Post-Effective Date Reserve on terms agreed to by the Debtors, the Informal Group and the Distribution Agent.

                                  SECTION VII.
                       PROVISIONS GOVERNING DISTRIBUTIONS

A.       PROCEDURE FOR DETERMINATION OF CLAIMS.

         1. OBJECTIONS TO CLAIMS. Notwithstanding the occurrence of the Confirmation Date, and except as to the Claims in Class 2, the Allowed Claims of the AIR Lenders, and any other Claim that has been Allowed prior to such date or pursuant to this Plan, the Debtors, the Committees, or any other Person authorized under Section 502(a) of the Bankruptcy Code may object to the allowance of any Claim against the Debtors or seek estimation thereof on any grounds permitted by the Bankruptcy Code by filing the appropriate pleading with the Bankruptcy Court at any time prior to the earlier of (a) first Business Day that is ninety (90) days after the Confirmation Date and (b) the Effective Date; provided, however, that after the Effective Date the Liquidation Trustee shall have exclusive authority and responsibility to prosecute objections to Claims.

         2. DISPUTED CLAIMS. Payments or Distributions under the Plan on Account of Disputed Claims shall be held in reserve pending the allowance or disallowance of the Claim. To the extent any property is distributed to an entity on account of a Claim that is not an Allowed Claim, such property shall promptly be returned for deposit in the Distribution Account, the Liquidation Trust, or to the Collateral Agent, as appropriate. To the extent that a Disputed Claim ultimately becomes an Allowed Claim, payments and distributions on account of such Allowed Claim shall be made in accordance with the provisions of the Plan. As soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing such Claim becomes a Final Order, any property held in reserve as pursuant to the Plan that would have been distributed prior to the date on which a Disputed Claim becomes an Allowed Claim shall be distributed, together with any dividends, payments or other distributions made on account of such property from the date such distributions would have been due had such Claim then been an Allowed Claim to the date such distributions are made.

B.       DISTRIBUTIONS.

         1. DISTRIBUTIONS ON ALLOWED CLAIMS. The Distribution Account shall be funded as follows: (a) on the Effective Date the following shall be paid from the Gross Sales Proceeds (i) the Administrative Claim Reserve (ii) an amount equal to the Cure Amounts, and (iii) the amounts required to pay the Debtors' Post-Filing Date payables incurred in accordance with the Budget and unpaid as of the Closing Date pursuant to Section 2(a)(i)(E) of the Plan Support Agreement; and (b) the Collateral Agent shall make the Plan Support Payment to the Distribution Agent in accordance with the terms of the Plan and the Plan Support Agreement. Except as otherwise provided in the Plan or by a Final Order of the Bankruptcy Court, the Distribution Agent shall make Distributions to holders of Allowed Administrative Expense Claims, Allowed Priority Tax Claims, and Allowed Priority Claims outstanding as of the Closing Date, if any, from the Administrative Claim Reserve. After all such Claims have been paid, any unused portion of the Administrative Claim Reserve shall be paid to the Collateral Agent for the benefit of the holders of Allowed Claims in Class 2, on the terms and conditions set forth in the Plan. As provided in the Plan, the Distribution Agent shall distribute the Bonus Reserve Amount pursuant to the Plan

Support Agreement and shall pay the Cure Amounts to cure defaults under the Assigned Contracts pursuant to Section 365(b) of the Bankruptcy Code and shall pay the Debtors' post-Filing Date payables incurred in accordance with the Budget and unpaid as of the Closing Date pursuant to Section 2(a)(i)(E) of the Plan Support Agreement.

         2. UNDELIVERABLE DISTRIBUTIONS. Except as otherwise provided herein, distributions to holders of Allowed Claims shall be made: (a) at the addresses set forth on the respective proofs of Claim filed by such holders; (b) at the addresses set forth in any written notice of address change delivered to the Debtors, or the Collateral Agent after the date of the filing of any related proof of Claim; or (c) at the address reflected in the Schedules or the Debtors' books and records if no proof of Claim has been filed and if the Debtors or the Collateral Agent has not received written notice of a change of address, as set forth herein. If a Distribution is returned as undeliverable, the maker of such Distribution (the Liquidation Trustee or the Distribution Agent, as appropriate, and for the purposes of this section VII of the Plan, the "Transferor") shall hold such Distribution and shall not be required to take any further action with respect to the delivery of the Distribution unless and until the earlier of (1) the date on which Transferor is notified in writing of the then current address of the holder entitled to receive the Distribution or (2) March 1, 2003 except as the Bankruptcy Court may otherwise order. If the Transferor is notified in writing of the then current address of the holder prior to March 1, 2003 the Transferor shall promptly make the Distribution required by the Plan to the holder at the then current address. If the Transferor is not so notified by March 1, 2003, and the holder of the Claim does not by such date assert a right to such undeliverable Distribution, the holder shall be forever barred from asserting a Claim to such undeliverable Distribution, which shall become available for distribution to holders of other Allowed Claims as provided in the Plan.

         3. MANNER OF PAYMENT. Distributions by the Distribution Agent may be made, at their option, in Cash, by wire transfer or by a check drawn on the Distribution Account. Distributions by the Liquidation Trustee may be made, at the option of the Liquidation Trustee, in cash, by wire transfer or by check drawn on such accounts established by the Liquidation Trustee as necessary to effectuate the Plan.

         4. INTEREST. Unless otherwise required by Final Order of the Bankruptcy Court or applicable bankruptcy law, interest shall not accrue or be paid after the Filing Date on any Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Filing Date on any Claim.

         5.       FRACTIONAL DOLLARS; DE MINIMIS DISTRIBUTIONS.

                  (a) Whenever any payment of a fraction of a cent would otherwise be called for, the actual payment shall reflect a rounding of such fraction to the nearest whole cent.

                  (b) No Distribution will be made on account of any Allowed Claim to the holder of any such Allowed Claim if the amount of such Distribution for the Allowed Claim is less than $25.00. Immediately before the Final Distribution Date, the Transferor shall (i) aggregate the amount of all Distributions that would have been made on account of an Allowed Claim but for this de minimis provision and (ii) on the Final Distribution Date, make a Distribution on account of such Allowed Claim if the aggregate amount meets or exceeds $25.00.

         6. DISTRIBUTIONS ON CLAIMS ALLOWED PURSUANT TO SECTION 502(H) OF THE BANKRUPTCY CODE. Except as otherwise provided in the Plan, no Distributions shall be made on account of a Claim arising as a result of a Final Order entered in an Avoidance Action until such Claim becomes an Allowed Claim. Any Claim that is Allowed pursuant to Section 502(h) of the Bankruptcy Code prior to the initial Distribution Date as a result of the entry of a Final Order in any Avoidance Action will be treated in accordance with the provisions of the Plan. All holders of such Claims that become Allowed Claims after the initial Distribution Date will receive an initial distribution on the Distribution Date next following the date on which their Claim becomes an Allowed Claim and shall receive subsequent Distributions, if any, in accordance with the provisions of the Plan. Distributions under the Plan on account of anticipated Claims that may arise or become allowable as a result of the entry of a Final Order in any Avoidance Action that are not Allowed Claims as of the initial Distribution Date may be held in reserve, at the discretion of the Collateral Agent, pending the allowance or disallowance of such Claims.

         7. COMPLIANCE WITH TAX REQUIREMENTS. In compliance with Section 346 of the Bankruptcy Code, to the extent applicable, the Transferor shall comply with all withholding and reporting requirements imposed by federal, state or local taxing authorities in connection with making Distributions pursuant to the Plan. The Transferor shall be authorized to take any and all action necessary and appropriate to comply with such requirements. As a condition to making any Distribution under the Plan, the Transferor of a Distribution may require the holder of an Allowed Claim to provide such holder's taxpayer identification number, and such other information, certification or forms as necessary to comply with applicable tax reporting and withholding laws. Notwithstanding any other provision of this Plan, each entity receiving a Distribution of Cash pursuant to this Plan shall have sole and exclusive responsibility for the satisfaction and payment of tax obligations imposed by any governmental unit, including income, withholding and other tax obligations, on account of any such Distribution.

         8. RESERVE FOR DISPUTED CLAIMS. Except as otherwise provided in the Plan, no Distributions shall be made on account of a Disputed Claim until such claim becomes an Allowed Claim. In making any Distribution on Allowed Claims, the Transferor shall calculate the amount of such Distribution (for purposes of making a Pro Rata calculation) as if each Disputed Claim were an Allowed Claim, unless the Bankruptcy Court enters an order specifying that the Disputed Claim should be treated as being a different amount for purposes of such calculation. The Transferor shall reserve from Distributions a sufficient amount to make a Distribution on a Disputed Claim in the event it becomes an Allowed Claim (unless the Bankruptcy Court orders otherwise). To the extent a Disputed Claim is disallowed pursuant to a Final Order, any reserves attributable to the disallowed portion of the Disputed Claim shall be distributed on account of Allowed Claims pursuant to the terms of the Plan.

         9. SETOFFS. Subject to Section 553 of the Bankruptcy Code, in the event the Debtors have a claim of any nature whatsoever against a holder of a Claim other than an Allowed Claim in Class 2, 4 or 5, the Transferor may, but is not required to, set off the Debtors' claim against such Claim (and any Distributions or other rights to receive property arising out of such Claim under the Plan) unless any such claim of the Debtors is or will be released under the Plan. Neither the failure to set off nor the allowance of any Claim under the Plan shall constitute a waiver or release of any claim of the Debtors.

         10. RELIANCE ON CLAIMS REGISTER. In making Distributions under the Plan, the Transferor may rely upon the accuracy of the claims register maintained by the Bankruptcy Court or its designee as claims agent in the Cases, as modified by any Final Order of the Bankruptcy Court disallowing Claims in whole or in part.

C.       CANCELLATION OF NOTES/STOCK INSTRUMENTS/AGREEMENTS.

         1. Except as specifically provided below, all Interests in the Debtors, or either of them, and all notes, bonds, indentures, agreements, contracts or other instruments or documents evidencing or creating any indebtedness, obligation or liability of any of the Debtors shall be deemed canceled on the Effective Date and shall have no force and effect against the Debtors, except for the purpose of evidencing the right to participate in the Distributions and other treatment provided by the Plan.

         2. Notwithstanding any other provisions in the Plan, each trust indenture or other agreement that governs the rights of the holder of an Allowed Claim that is administered by an indenture trustee shall continue in effect solely for the purposes of permitting such indenture trustee (a) to maintain any rights and liens it may have for fees, costs, expenses, and indemnification under such indenture or other agreement, provided, however, such rights and liens are limited to the Distributions, if any, to holders such Allowed Claims; and (b) to be paid or reimbursed for such pre-petition and post-petition fees, costs, expenses, and indemnification (to the extent not paid as an administrative claim or otherwise) from the Distributions, if any, to holders of such Allowed Claims (until payment in full of such fees, costs, expenses or indemnification) on the terms and conditions set forth by the respective trust indenture, other agreement, or applicable law; provided, however, that the forgoing shall not affect the liability of the Debtors, the Estates, or other parties in interest under the Bankruptcy Code and the Confirmation Order, except as specifically set forth in the Plan. With respect to each such lien and security interest, (a) the lien and security interest of the respective indenture trustee shall be for and in the amount of all payment and indemnity obligations of the Issuer (as defined in the governing trust indenture) pursuant to the governing trust indenture, and any other applicable agreement or applicable law, including (but not limited to) such indenture trustees' pre-petition and post-petition fees, costs and expenses for which such indenture trustee has not received payment as an administrative claim or otherwise.

         3. The indenture trustees set forth in sub-section 2 above, together with any securities intermediaries holding nominal or other positions in the notes or bonds treated by the Plan, shall provide the Collateral Agent with reasonable cooperation to obtain the identity of such notes or bonds. All Distributions from the Liquidation Trust shall be made directly to the holder of the beneficial interests.

D.       RESERVATION OF RIGHTS OF THE ESTATE.

                  All claims, rights to payment, causes of action, cross-claims and counterclaims of the Debtors of any kind or nature whatsoever including, without limitation, Causes of Action and Avoidance Actions, against third parties arising before the Confirmation Date that have not been disposed of prior to the Effective Date shall be preserved and treated in accordance with the Plan, except to the extent (a) transferred to the Buyer pursuant to the Sale; or (b) released or enjoined by the Plan (including those against the Released Parties or the Exculpated Parties) or pursuant to a Final Order. Without limitation of the foregoing, except as otherwise provided in the Plan, pursuant to section 1123(b) of the Bankruptcy Code, the Debtors shall assign to the Liquidation Trustee for enforcement for the benefit of the holders of Allowed Class 5 Interests and Allowed Class 2 Claims, the Causes of Action and Avoidance Actions; (y) all Claims, causes of action, and related recoveries against any person other than the Released Parties or the Exculpated Parties; and (z) all other claims, rights to payment and causes of action, cross claims and counterclaims of any nature or type whatsoever, at law or in equity, against any Person or entity other than the Released Parties or the Exculpated Parties or any other Person released pursuant to a Final Order, whether or not filed prior to the Effective Date.


                                  SECTION VIII.
                         CONTINUED CORPORATE EXISTENCE;
                         DISSOLUTION OF CERTAIN DEBTORS.

         1.       On the Effective Date:

                  (a) The Collateral Agent and the Debtors, as applicable, shall assign the Net Proceeds of the Unencumbered Causes of Action and the Secured Party Trust Assets and, to the extent not liquidated by the Closing Date, the Unencumbered Causes of Action and the Secured Party Trust Assets as set forth in the Plan;

                  (b) the Distribution Agent shall pay outstanding Allowed Administrative Expense Claims, Allowed Priority Tax Claims and Allowed Other Priority Claims, if any, from the Administrative Claim Reserve pursuant to the terms and conditions of the Plan;

                  (c) the Distribution Agent shall pay Allowed Class 3 Claims or return the collateral securing such Allowed Class 3 Claims pursuant to
Section III.C.2 of the Plan; and

                  (d) the Distribution Agent shall pay outstanding Bonus Claims from the Bonus Reserve Amount pursuant to the terms and conditions of the Plan and the Plan Support Agreement.

         2. After the Closing Date and on the dates set forth in the Plan and the Plan Support Agreement

                  (a) the Distribution Agent shall pay to the Collateral Agent balances remaining, if any, of the Administrative Claim Reserve;

                  (b) the Distribution Agent and the Liquidation Trustee shall make such other Distributions the Plan requires the Debtors to make; and

                  (c) as soon as practicable, the Liquidation Trustee shall wind up the affairs of the Debtors consistent with the Plan and applicable non-bankruptcy law including, but not limited to, the filing of federal, state and to the extent applicable, local, final tax returns.

         3. After the Effective Date the Liquidation Trustee shall not engage in any ongoing business.

         4. The entry of the Confirmation Order shall constitute a direction and authorization to and of the Debtors and the Officers to take or cause to be taken any corporate action necessary or appropriate to consummate the provisions of this Plan without any requirement of further approval or other action by the stockholders, officers or directors of the Debtors (including, without limitation, the filing of or amending or restating the certificates of incorporation of the Debtors) and all such actions taken or caused to be taken shall be deemed to have been authorized and approved by the Bankruptcy Court.

                                   SECTION IX.
                                  MISCELLANEOUS

A.       RETENTION OF JURISDICTION.

         1. Following the Effective Date, the Bankruptcy Court shall retain such jurisdiction as is set forth in the Plan. Without limitation, the Bankruptcy Court shall retain jurisdiction for the following purposes:

                  (a) Except as otherwise provided in the Plan, to determine the allowance, classification, priority or subordination of Claims and Interests upon objection, or to estimate, pursuant to section 502(c) of the Bankruptcy Code, the amount of any Claim that is or is anticipated to be contingent or unliquidated as of the Effective Date, or to determine the allowance or classification of any payment made pursuant to the Plan Support Agreement, or to hear proceedings to subordinate Claims or Interests brought by any party in interest with standing to bring such objection or proceeding, including, without limitation, the Distribution Agent and the Liquidation Trustee;

                  (b) To construe and enforce the Plan, the Plan Support Agreement, and the documents and agreements filed in connection with the Plan and issue such orders as may be necessary for the implementation, execution and consummation of the Plan, including, but not limited to, issuing orders enforcing the releases and injunctions contained in the Plan;

                  (c) To determine any and all applications for allowance of Fee Claims for periods on or before the Effective Date, and to determine any other request for payment of administrative expenses;

                  (d) To determine all matters that may be pending before the Bankruptcy Court on or before the Effective Date;

                  (e) To resolve any dispute regarding the implementation or interpretation of the Plan that arises at any time before the Cases are closed, including, without limitation, determination, to the extent a dispute arises, of the entities entitled to a Distribution within any particular Class of Claims;

                  (f) To determine all applications, adversary proceedings, contested matters and other litigated matters that were brought or that could have been brought on or before the Effective Date;

                  (g) To determine all disputes, controversies, or claims related to or arising in connection with the Asset Purchase Agreement or the Sale;

                  (h) To determine matters concerning local, state and federal taxes in accordance with Sections 106, 346, 505 and 1146 of the Bankruptcy Code, and to determine any tax claims that may arise against the Debtors as a result of the transactions contemplated by the Plan;

                  (i) To determine all disputes, controversies or issues related to or arising in connection with the interpretation or enforcement of the Plan, the Plan Support Agreement or the Confirmation Order, including, but not limited to, the interpretation and enforcement of the releases and injunctions contained in the Plan;

                  (j) To determine such other matters, or for such other purposes, as may be provided in the Confirmation Order;

                  (k) To modify the Plan pursuant to Section 1127 of the Bankruptcy Code, or to remedy any apparent defect or omission in the Plan, or to reconcile any inconsistency in the Plan so as to carry out its intent and purposes;

                  (l)      To enter a final decree closing the Cases; and

                  (m) To hear and determine all Causes of Action and other claims asserted by the Liquidation Trustee on behalf of the Liquidation Trust.

B.       INSURANCE PRESERVATION.

         Any policies of insurance or indemnification escrows that may cover or apply to any Claims against the Officers or any other officer, director, employee, agent or other representative of the Debtors (collectively the "Insured Parties"), including, without limitation, any directors or officers liability insurance policy, shall be preserved and shall remain in full force and effect following entry of the Confirmation Order and nothing in the Plan, including any releases, shall diminish, impair or prejudice the rights, claims, interests or defenses of any Insured Party.

C.       TAX INJUNCTION; EXCULPATION.

         1. In accordance with Section 346 of the Bankruptcy Code for purposes of any state or local law imposing a tax, income will not be realized by the Debtors by reason of forgiveness or discharge or indebtedness resulting from the Cases. As a result, each state or local taxing authority is permanently enjoined and restrained, after the Confirmation Date, from commencing, continuing or taking any act to impose, collect or recover in any manner any tax against the Debtors arising by reason of the forgiveness or discharge of any such Person under the Plan.

         2. Upon entry of the Confirmation Order, the Debtors, the Committees, the parties to the Plan Support Agreement, the Collateral Agent, and their respective directors, officers, members, employees, advisors, attorneys, affiliates, subsidiaries or agents shall not have or incur any liability to the holder of any Claim or Interest, any other parties in interest in the Cases, or any of their respective agents, employees, representatives, advisors, successors, or assigns, for any act or omission relating to or arising out of the administration of the Cases subsequent to the Petition Date, including but not limited to, the Sale, the Plan Support Agreement, the formulation of the Plan, the approval of the Disclosure Statement, the solicitation of votes for or confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for willful misconduct or gross negligence, and in all respects shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan. After entry of the Confirmation Order, all holders of Claims and Interests shall be enjoined and restrained from commencing or continuing any action or proceeding arising out of or related to the consummation of the transactions contemplated by the Plan and the prosecution, directly, derivatively or otherwise, of any Claim or Cause of Action, demand, right or liability released pursuant to the Plan shall be permanently enjoined.

D.       DISSOLUTION OF COMMITTEES.

         The Committee shall continue in existence until the Final Class 4 Distribution Date; provided, however, after the Confirmation Date the powers and duties of the Committees shall be limited to those provided in Section VII.A.1 of the Plan and those necessary to enforcement of the Confirmation Order. Notwithstanding the forgoing, if the Confirmation Order is vacated pursuant to
Section IX.L of the Plan, the Committee shall have all powers and duties that existed prior to the Confirmation Date. On the Final Class 4 Distribution Date,
(i) the Committees shall dissolve and their respective members shall be released of their duties, responsibilities and obligations in connection with the Cases or the Plan and (ii) the retention or employment of the Committees' respective professionals and agents shall terminate.

E.       EFFECTUATING DOCUMENTS; FURTHER TRANSACTION; EXCEPTION FROM TRANSFER
         TAXES.

         1. Upon Confirmation, the Debtors and the Collateral Agent shall be authorized to (a) execute, deliver, file or record such contracts, instruments, releases and other agreements or documents contemplated by or entered into in connection with the Plan; and (b) take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. Pursuant to section 1146(c) of the Bankruptcy Code, the creation or transfer of any mortgage, deed of trust or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of or in connection with the Plan, and executed in connection with the liquidation of assets shall not be subject to any stamp tax, real estate tax or similar tax.

         2. On the Effective Date, all provisions of the Plan, including all releases, injunctions, agreements, instruments and other documents filed in accordance with the Plan, shall be binding and have res judicata, collateral estoppel, claim preclusion and issue preclusion effect upon the Debtors, all Claim and Interest holders and all other entities that are affected in any manner by the Plan. All agreements, instruments and other documents filed in connection with the Plan shall have full force and effect, and shall bind all parties thereto as of the Effective Date, whether or not such exhibits actually shall be executed by parties other than the Debtors or shall be issued, delivered or recorded on the Effective Date or thereafter.

F.       NONCONSENSUAL CONFIRMATION.

         If all impaired classes do not vote in favor of the Plan, the Debtors shall seek confirmation of the Plan in accordance with section 1129(b) of the Bankruptcy Code either under the terms provided herein or upon such terms as may exist if the Plan is modified in accordance with section 1127(a) of the Bankruptcy Code.

G.       RESERVATION OF RIGHTS.

         If the Plan is not confirmed by Final Order, or if the Plan is confirmed and the Effective Date does not occur, the rights of the Debtors and all parties in interest in the Cases are and will be reserved in full. Any concessions, settlements or statements reflected therein are made for the purposes of the Plan only, and if Confirmation or the Effective Date does not occur, no party in interest in the Cases shall be bound or deemed prejudiced by any concession, settlement or statement.

H.       MODIFICATION OF PLAN.

         Upon the prior written consent of the Requisite Secured Parties under the Plan Support Agreement, the Debtors may alter, amend or modify this Plan pursuant to section 1127 of the Bankruptcy Code at any time prior to the time that the Bankruptcy Court has signed the Confirmation Order. After such time and prior to the substantial consummation of the Plan, the Debtors may, so long as the treatment of holders of Claims and Interests under the Plan is not adversely affected, institute proceedings in Bankruptcy Court to remedy any defect or omission or to reconcile any inconsistencies in the Plan, the Disclosure Statement or the Confirmation Order and any other matters as may be necessary to carry out the purposes and effects of the Plan; provided, however, that prior notice of such proceedings shall be served in accordance with Bankruptcy Rule 2002; and provided further that any modification of the Plan or the Asset Purchase Agreement of the type specified in clause (C) of the definition of Plan Support Termination Date in the Plan Support Agreement shall require the consent of the Requisite Secured Parties under the Plan Support Agreement. The Debtors intend that the provisions of the Plan (including the implementation thereof) shall be in compliance with all applicable laws and any rules and regulations promulgated thereunder. If the Debtors conclude that the Plan may not comply with applicable law, then and in such event the Debtors shall amend the Plan in such respect as they deem necessary to bring the Plan into compliance therewith.

I.       NOTICE.

         Except as specifically provided otherwise in the order approving the Disclosure Statement, any notice, pleading, objection or other document required by the Plan or the Confirmation Order, shall be sent by overnight delivery service, facsimile transmission or hand delivery to:

         1.       IF TO THE DEBTORS:

                  John P. Whittington, Esq.
                  Bradley Arant Rose & White LLP
                  One Federal Place
                  1819 Fifth Avenue North
                  Birmingham, AL 35203
                  (205) 521-8800

                           and

                  Michael R. Nestor, Esq.
                  Young Conaway Stargatt & Taylor, LLP
                  P.O. Box 391
                  The Brandywine Building
                  1000 West Street, 17th Floor
                  Wilmington, DE 19801
                  (302) 576-3321

         2.       IF TO THE BUYER:

                  Mike Delaney, Esq.
                  Moore & Van Allen, PLLC
                  NationsBank Corporate Center
                  100 North Tryon Street, 47th Floor
                  Charlotte, NC 28202-4003
                  (704) 331-1159

         3.       IF TO THE COLLATERAL AGENT:

                  Dawn Helms Sharff, Esq.
                  Walston, Wells, Anderson & Bains
                  Financial Center
                  505 20th Street North, Suite 500
                  Birmingham, AL 35203
                  (205) 251-0700

         4.       IF TO THE COMMITTEES:

                  Claudia Z. Springer, Esq.
                  Reed Smith LLP
                  2500 One Liberty Place
                  Philadelphia, PA 19103-7301
                  (215) 851-1420

                           and

                  Kurt F. Gwynne, Esq.
                  Reed Smith LLP
                  1201 Market Street
                  Suite 1500
                  Wilmington, DE 19801
                  (302) 778-7575

         5.       IF TO THE AGENT:

                  Berry D. Spears, Esq.
                  Winstead Sechrest & Minick, P.C.
                  Suite 800, 100 Congress Avenue
                  Austin, TX 78701
                  (512) 370-2850

                  Phillip L. Lamberson, Esq.
                  Winstead Sechrest & Minick, P.C.
                  1201 Elm Street, Suite 5400
                  Dallas, TX 75270
                  (214) 745-5390

                  Mike Lastowski
                  Duane Morris & Heckshen LLP
                  1100 Market Street, Suite 1200
                  Wilmington, DE 19801
                  (302) 657-4942

         6.       IF TO THE INFORMAL GROUP:

                  Stewart A. Kagan, Esq.
                  O'Melveny & Myers LLP
                  30 Rockefeller Plaza
                  New York, NY 10112
                  (212) 728-5950

                  Berry D. Spears, Esq.
                  Winstead Sechrest & Minick, P.C.
                  Suite 800, 100 Congress Avenue
                  Austin, TX 78701
                  (512) 370-2850

                  Ronald J. Silverman, Esq.
                  Bingham McCutchen LLP
                  339 Park Avenue
                  New York, NY 10022
                  (212) 752-5378

                  F. Mark Fucci, Esq.
                  Bingham McCutchen LLP
                  One State Street
                  Hartford, CT 06103
                  (860) 240-2800

                  Phillip L. Lamberson, Esq.
                  Winstead Sechrest & Minick, P.C.
                  1201 Elm Street, Suite 5400
                  Dallas, TX 75270
                  (214) 745-5390

                  Laura Davis Jones, Esq.
                  Pachulski, Stang, Ziehl, Young & Jones
                  919 N. Market Street
                  P.O. Box 8705
                  Wilmington, DE 19899
                  (302) 652-4400

         7.       IF TO THE UNITED STATES TRUSTEE:

                  Mark S. Kenney, Esq.
                  Office of the U.S. Trustee
                  844 King Street
                  Wilmington, DE 19801
                  (302) 573-6497

J.       SEVERABILITY; CONFLICT OF TERMS.

         1. To the extent that any provision of this Plan would, by its inclusion in this Plan, prevent or preclude the Bankruptcy Court from entering the Confirmation Order, the Debtors may modify or amend such provision, in whole or in part as necessary to cure any defect or remove any impediment to the confirmation of this Plan existing by reason of such provision.

         2. To the extent the Disclosure Statement and the Plan are inconsistent, the terms of the Plan shall control.

K.       SUCCESSORS AND ASSIGNS.

         The rights, benefits and obligations of any Person named or referred to in the Plan shall be binding upon, and shall inure to the benefit of, the heir, executor, administrator, successor or assignee of such Person.

L.       VACATION OF CONFIRMATION.

         The Confirmation Order shall be vacated and shall be of no further force or effect (1) if the Effective Date has not occurred on or before the Outside Termination Date (as defined in the Plan Support Agreement), or (2) if the Asset Purchase Agreement is terminated.

Dated:              , 2002
      --------------
                               BIRMINGHAM STEEL CORPORATION

                               By /s/ James A. Todd
                                 -----------------------------------------------
                               Its  Vice Chairman & Chief Administrative Officer
                                  ----------------------------------------------

                               BIRMINGHAM SOUTHEAST, L.L.C.

                               By /s/ James A. Todd
                                 -----------------------------------------------
                               Its Vice President & Chief Administrative Officer
                                  ----------------------------------------------

                               AMERICAN STEEL & WIRE CORPORATION

                               By /s/ James A. Todd
                                 -----------------------------------------------
                               Its  Vice Chairman & Chief Administrative Officer
                                  ----------------------------------------------

                               PORT EVERGLADES STEEL CORPORATION

                               By /s/ James A. Todd
                                 -----------------------------------------------
                               Its  Vice Chairman & Chief Administrative Officer
                                  ----------------------------------------------

                               BIRMINGHAM RECYCLING INVESTMENT COMPANY

                               By /s/ James A. Todd
                                 -----------------------------------------------
                               Its  Vice Chairman & Chief Administrative Officer
                                  ----------------------------------------------

                                ATTACHMENT 16.7-C


                          ADDRESSES FOR COMMUNICATIONS

                                    ADDRESSES


A.       Addresses for General Communications.

         MERCEDES-BENZ U.S. INTERNATIONAL, INC.
         1 MERCEDES DRIVE
         VANCE, ALABAMA 35490
         ATTENTION: MR. KEN ROBERTS, PROJECT DIRECTOR, RUST CONSTRUCTORS, INC.

         PH: (205) 507-2480
         FAX: (205) 507-2474

                               ATTACHMENT 11.2(3)

                               SCHEDULE OF VALUES

                               SCHEDULE OF VALUES


1. Before the first Application for Payment, the Contractor shall submit to the Owner, for review and approval, a Schedule of Values allocated to various portions of the Work, prepared in such form and supported by such data to substantiate its accuracy as the Owner may require. This Schedule of Values, as approved by the Owner, shall be used as the basis for the Contractor's Applications for Payment. The Contractor agrees that the line item breakdown of the Contract Price, Work activity descriptions and line item amounts set forth in the Contract shall not be used for the line items in the Schedule of Values unless the Owner agrees. Contractor further agrees that each Contract line item may contain one or more "Schedule of Value" items; and agrees that for the purpose of Applications for Payment, the Schedule of Value items shall correspond to the appropriate Contract item(s) as directed by the Owner and shall be detailed accordingly in the Contractor's Application for Payment in form as required by the Owner. The Schedule of Values shall reflect the Retainage requirements of the Contract.

2. The Contractor represents that the Schedule of Values shall accurately represent its costs to perform the Work and its overhead and profit related to its Work.

3. If, at any time, the Owner determines, in its reasonable discretion, that the Schedule of Values does not approximate the actual cost then being incurred by the Contractor to perform the Work, the Contractor shall prepare, for Owner's approval, a revised Schedule of Values approximating actual costs, which then shall be used as the basis for future progress payments. Without changing the Contract Price, the Owner reserves the right to require the Contractor: (i) to increase or decrease amounts within the line items in the Schedule of Values; and
         (ii) to conform the price breakdown to the Owner's local accounting practice.

4. The Owner may require the Contractor to furnish additional allocation of the Contract Price and Schedule of Values for the purpose of allocating the Contract Price among separate buildings, structures and/or equipment installations.